UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sonic Corp.

(Name of Registrant as specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January 19, 2012

SONIC CORP.

300 Johnny Bench Drive

Oklahoma City, Oklahoma 73104

Dear Shareholder:

It is my pleasure to invite you to the annual meeting of the shareholders of Sonic Corp. (the “Company”). We will hold the meeting on Thursday, January 19, 2012, at 1:30 p.m. on the fourth floor of the Sonic Headquarters Building, located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma, for the following purposes:

1.	To elect four directors;

2.	To approve the Sonic Corp. Executive Cash Incentive Plan;

3.	To ratify and approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;

4.	To hold an advisory vote on executive compensation;

5.	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has chosen the close of business on November 21, 2011, as the date used to determine the shareholders who will be able to attend and vote at the annual meeting. If you own stock in Sonic Corp. at the close of business on that date, you are cordially invited to attend the meeting.

Under the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet, Sonic has elected to deliver our proxy materials to the majority of our shareholders over the Internet. This process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2011 Annual Report to Shareholders. The Internet Availability Notice contains instructions on how to access those documents over the Internet. The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report to Shareholders and a form of proxy card or voting instruction card, as applicable. All shareholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail.

All shareholders are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, if you received paper copies of these proxy materials, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the annual meeting. Shareholders that have accessed these proxy materials on the Internet, as well as those who have received paper copies, may vote by following the instructions included in this proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the annual meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Carolyn C. Cummins

Carolyn C. Cummins, Corporate Secretary
Oklahoma City, Oklahoma
December 5, 2011

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

SONIC CORP.

To Be Held Thursday, January 19, 2012

SOLICITATION OF PROXIES AND VOTING

Solicitation

Sonic Corp. (sometimes referred to herein as “Sonic,” “we,” “us,” “our,” or the “Company”) is furnishing this proxy statement to the shareholders of the Company to solicit their proxies for use at the annual meeting of shareholders to take place on Thursday, January 19, 2012, and at any adjournment of the meeting. We also may use the services of our directors, officers and employees to solicit proxies personally or by telephone. We have retained Innisfree M&A Incorporated to act as a proxy solicitor for a fee estimated to be $15,000, plus reimbursement of reasonable expenses. Sonic will bear all of the costs of preparing, printing, assembling and mailing this proxy statement and the proxy card and all the costs of the solicitation of the proxies.

A copy of our 2011 Annual Report to Shareholders, this proxy statement and an accompanying proxy card are being distributed or otherwise made available beginning on or about December 5, 2011.

Notice and Access

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our shareholders with access to our proxy materials by providing access to such documents on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our shareholders, while other shareholders have instead received paper copies of the documents accessible on the Internet. Shareholders that received the Internet Availability Notice have the ability to access the proxy materials on a website referred to in the Internet Availability Notice, or they may request that a printed set of the proxy materials be sent to them by following the instructions in the Internet Availability Notice.

The Internet Availability Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in the printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Reimbursement of Nominees

Sonic will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of shareholder requested proxy materials to the beneficial owners of Sonic’s voting common stock.

Revocation of Proxy

Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by giving written notice to Carolyn C. Cummins, Corporate Secretary of the Company. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

Annual Meeting Admission

Only Sonic Corp. shareholders may attend the annual meeting. Proof of ownership of Sonic Corp. common stock, along with valid picture identification (such as a driver’s license or passport), must be presented in order to be admitted to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the annual meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Shareholder Proposals

In order for the Company to include a shareholder proposal in the proxy materials for the next annual meeting of shareholders, a shareholder must deliver the proposal to the Corporate Secretary of the Company no later than August 6, 2012.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the next annual meeting, the Company's Bylaws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to our next annual meeting, our Bylaws require notice to be provided to the Corporate Secretary of the Company no earlier than September 20, 2012 and no later than October 20, 2012.

VOTING RIGHTS AND PROCEDURE

Only the record holders of shares of the voting common stock of the Company as of the close of business on November 21, 2011, will have the right to vote at the annual meeting of shareholders. As of the close of business on that date, the Company had 60,916,323 shares of common stock issued and outstanding (excluding 57,392,771 shares of common stock held as treasury stock). Each shareholder of record will have one vote for each share of common stock of the Company that the shareholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and broker non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Refer to the Internet Availability Notice to see which options are available to you and how to use them.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.

With respect to the election of directors, the four nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors.

With respect to the other proposals and any other matter properly brought before the meeting, a majority of the shares represented at the meeting and entitled to vote is required for approval. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called "broker non-votes") will be considered as present for quorum purposes but not as shares counted for determining the outcome of the vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Board of Directors is authorized by our bylaws to set the number of directors that constitute the whole Board of Directors. In October 2011, the Board increased the size of the Board from 10 to 11 members. The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election by the shareholders, four individuals. Nominated for re-election are incumbent directors Michael J. Maples, J. Larry Nichols and Frank E. Richardson, whose terms expire at the 2012 annual meeting. Also nominated for election is a new director nominee, Kate S. Lavelle. If elected, Ms. Lavelle and

Messrs. Maples, Nichols and Richardson will each serve as a director for a three-year term expiring at the annual meeting to be held in 2015.

All nominees will hold office until the shareholders elect their qualified successors. If any of the nominees becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

Nominees

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire (if elected) and age for each nominee for election as a director at the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Kate S. Lavelle	—	2015	46
Michael J. Maples	June 2005	2015	69
J. Larry Nichols	January 2007	2015	69
Frank E. Richardson	March 1991	2015	72

The following is certain biographical information about each of the four nominees for directors, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Kate S. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. She served as Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004. Mrs. Lavelle served in various other management positions for LSG Sky Chefs, from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. From 2005 until July 2007, Ms. Lavelle served as a Director of Swift & Company, an American food processing company which was acquired in 2007 by JBS S.A., a Brazilian company. With over 20 years of experience in the finance and accounting industry, and six of those years as the Chief Financial Officer of a large, multi-brand, franchised quick service restaurant business, Ms. Lavelle brings to the Board her extensive expertise in finance and direct knowledge and understanding of restaurant operations and management.

Michael J. Maples has over 40 years of experience in the computer industry. He held various management positions at Microsoft Corporation from 1988 to 1995, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President. Before joining Microsoft, Mr. Maples worked for IBM Corporation for over 23 years where he served as Director of Software Strategy. After retiring from Microsoft in 1995, Mr. Maples has primarily devoted his time to private investments and ranching. Mr. Maples also serves as a Director of Lexmark Corp. and Multimedia Games, Inc. Mr. Maples’ extensive experience in information technology provides valuable insights to the Board with respect to the technology aspects of our business.

J. Larry Nichols is a co-founder of Devon Energy Corporation (“Devon”) and has served as Executive Chairman of the Board of Directors of Devon since June 2010. Mr. Nichols served as Chairman of the Board of Devon from 2000 to June 2010 and as Chief Executive Officer from 1980 to June 2010. He served as President of Devon from 1976 until 2003. Mr. Nichols also serves as a Director of Baker Hughes Incorporated. He served as Chairman of the Board of the American Petroleum Institute from 2009 to 2010 and is a Director of the American Natural Gas Alliance, the National Association of Manufacturers, the Independent Petroleum Association of America and the National Petroleum Council. Mr. Nichols has demonstrated strong business, management and leadership skills, as evidenced by his successful performance as Chairman and Chief Executive Officer of Devon.

Frank E. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies. From 1997 to June 2006, he served as Chairman of Enterprise News Media, Inc., which owned newspapers in Brockton, Quincy, Plymouth and several other towns in Massachusetts. Mr. Richardson serves as a Trustee of the Metropolitan Museum of Art and the New York University School of

Medicine and as a Director of the Rockefeller Brothers Fund Finance Committee, all located in New York. Mr. Richardson’s knowledge and experience in investments and financial matters and his experience with growth companies are valuable assets to the Board and to the Company.

Proxies cannot be voted for more than four nominees.

The Board of Directors recommends a vote “For” the election of each of the four nominees as a director.

Other Directors

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire, and age for each director who will continue as a director after the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Douglas N. Benham	August 2009	2014	55
J. Clifford Hudson	August 1993	2013	57
Federico F. Peña	January 2001	2013	64
H.E. Rainbolt	January 1996	2014	82
Robert M. Rosenberg	April 1993	2013	73
Jeffrey H. Schutz	August 2010	2014	60
Kathryn L. Taylor	January 2010	2014	56

The following is certain biographical information about each of the seven persons who will continue as a director after the annual meeting of shareholders, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Douglas N. Benham is the President and Chief Executive Officer of DNB Advisors, LLC, a restaurant industry consulting firm. Mr. Benham served as President and Chief Executive Officer of Arby’s Restaurant Group, a quick-service restaurant company, from January 2004 until April 2006. Mr. Benham served as Chief Financial Officer of RTM Restaurant Group, Inc., an Arby’s franchisee (“RTM”) from 1989 until 2003 and served as a Director of RTM from 1997 until 2003. Mr. Benham also serves as a Director of O’Charley’s Inc., a multi-concept restaurant company that operates or franchises restaurants under the O’Charley’s, Ninety Nine Restaurants and Stoney River Legendary Steaks brands, and as a Director of Global Income Trust, a real estate investment trust. With over 20 years of experience in the restaurant industry, Mr. Benham brings to the Board direct knowledge and understanding of restaurant operations and management, as well as his understanding of accounting as a certified public accountant.

J. Clifford Hudson has served as the Company’s Chairman of the Board and Chief Executive Officer (“CEO”) since January 2000. Mr. Hudson served as CEO and President of the Company from April 1995 to January 2000, and reassumed the position of President in November 2004 until May 2008. He has served in various other offices with the Company since 1984. Mr. Hudson has served on the Board of Trustees of the Ford Foundation since January 2006 and on the Board of Trustees of the National Trust for Historic Preservation since January 2001, where he served as its Chairman from 2008 until 2011. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001. In his more than 25 years with the Company, Mr. Hudson has gained meaningful leadership experience and quick-service restaurant knowledge. As CEO, he is responsible for determining the Company’s strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively. These capabilities, combined with Mr. Hudson’s understanding of the Company and unwavering commitment to the Sonic brand, make him uniquely qualified to serve on the Board.

Federico F. Peña has served as a Senior Advisor of Vestar Capital Partners since January 2009, and previously served as a Managing Director of Vestar from 1999 to 2009. Vestar is a global private equity firm that specializes in management buyouts, recapitalizations and going private transactions. Prior to joining Vestar, Mr. Peña served as the United States Secretary of Energy from 1997 to 1998 and the United States Secretary of Transportation from 1993 to 1997. Mr. Peña served as the Mayor of the City and County of Denver, Colorado from 1983 through 1991, the first Latino to hold that elected office. Mr. Peña founded Peña Investment Advisors in 1991 and was its President and Chief Executive Officer from 1991 until 1993. He served in the Colorado House of Representatives from 1979 until 1983 and practiced law for 10 years in Colorado. Mr. Peña is a Director of Wells

Fargo & Company and a member of Toyota’s North American Diversity Advisory Board, as well as a member of several non-profit organizations, including the COMPETE Coalition. Mr. Peña has demonstrated sound leadership skills and brings his extensive investment experience to the Board.

H.E. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, he served as Chairman of the Board of Directors of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. Mr. Rainbolt’s experience in the banking industry and his well-rounded business acumen are widely acknowledged. As a result of Mr. Rainbolt’s extensive banking and financial expertise, he provides the Board with valuable perspective on the Company’s strategic initiatives, financial oversight and stewardship of capital.

Robert M. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA (“Allied”), the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc., from May 1993 until his retirement in August 1998. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993. Mr. Rosenberg served as a Director of Domino’s Pizza, Inc. from 1999 until April 2010. He currently serves as an honorary Director of the National Restaurant Association, as well as a Trustee of the educational foundation of the International Franchise Association ("IFA"). Mr. Rosenberg is a past President of the IFA. Mr. Rosenberg provides a significant, broad-based understanding of leading a large public company in the food service industry and further provides a specific understanding of all aspects of the industry, including operations, marketing, finance and strategic planning.

Jeffrey H. Schutz is a managing director of Centennial Ventures, a Denver-based venture capital firm with approximately $500 million of assets currently under management. Mr. Schutz has been a general partner in seven Centennial-sponsored partnerships and involved with the start up, growth and development of approximately 50 companies over the past 23 years. In his position with Centennial Ventures, Mr. Schutz has directly contributed to the strategic planning and direction of these companies. Prior to joining Centennial Ventures in 1987, Mr. Schutz was Vice President and Director of PNC Venture Capital Group, an affiliate of PNC Financial. Mr. Schutz received a B.A. in economics from Middlebury College in Vermont and an M.B.A. degree from the Darden School at the University of Virginia. As a result of his background in building and growing entrepreneurial businesses, Mr. Schutz provides knowledgeable advice to the Company’s other directors and to senior management as the Company continues to strengthen its brand and grow its market share.

Kathryn L. Taylor has served as an attorney with McAfee & Taft, an Oklahoma law firm, since November 2010. She served as Chief of Education Strategy and Innovation for the State of Oklahoma, a cabinet-level position to which she was appointed by the Governor of Oklahoma, from January 2010 until January 2011. She was elected the Mayor of the City of Tulsa, Oklahoma in 2006, and completed her term as Mayor in December 2009. Ms. Taylor served as the Secretary of Commerce and Tourism and Executive Director of the Department of Commerce of Oklahoma and the Small Business Advocate to the Governor of Oklahoma from February 2003 until 2006. From 1999 through 2002, she served as President of Lobeck-Taylor Foundation, a charitable foundation established by Ms. Taylor and her husband to support education and social issues. Ms. Taylor was a partner in the Oklahoma law firm of Crowe and Dunlevy, serving as the Chair of the Franchising and Distribution Section from 1994 until 1998. From 1994 to 1997, Ms. Taylor also served as a principal owner and director of National Car Rental. From 1988 to 1994, she served as the Executive Vice President and General Counsel of Dollar-Thrifty Car Rental. Both National Car Rental and Dollar-Thrifty Car Rental operate and franchise car rental locations world-wide. Ms. Taylor previously served as a director of the Company from January 2006 until April 2006, a position she resigned upon her election as the Mayor of the City of Tulsa, Oklahoma. Ms. Taylor’s background and experience in franchising and securities law, as well as her development and oversight of the City of Tulsa’s annual capital and operating budget, allows her to provide significant knowledge to the Board on franchising, corporate governance and financial matters. She also provides broad insight into executive leadership, strategy and public affairs.

CORPORATE GOVERNANCE

Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. The Board of Directors has documented its corporate governance practices and adopted Corporate Governance Guidelines, which are designed to formalize these practices and enhance governance efficiency and effectiveness. The Corporate Governance Guidelines may be found on Sonic’s website, www.sonicdrivein.com, by going to the investor section under the strictly business section of the website. Among other things, these guidelines address the following:

•

The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.

•	The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.
•

The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the CEO, and the CEO is required at all times to make available to the Board his or her recommendations of potential successors.

•	The independent directors are required to meet in conjunction with each regularly scheduled quarterly Board meeting and at other appropriate times.
•	The Board and all committees are authorized to hire their own advisors.
•	Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

Practices for Considering Diversity

The charter of the Nominating and Corporate Governance Committee provides that the Committee shall annually review the appropriate characteristics of members of the Board of Directors in the context of the then-current composition of the Board. This assessment includes the following factors: independence, skills, experience, age, diversity (including diversity of skills, background and experience) and availability. It is the practice of the Nominating and Corporate Governance Committee to consider these factors when screening and evaluating candidates for nomination to the Board of Directors.

Director Independence

Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors, with the exception of our Chairman and CEO, J. Clifford Hudson, is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. The objective element consists of specific relationships that automatically preclude a finding of independence. The subjective component requires the Board to make an affirmative determination that there are no other relationships that would impair independence. Mr. Hudson is the only employee member of the Board.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charters for each of these committees are available at no charge in the corporate governance section of the Company’s website at http://ir.sonicdrivein.com/governance.cfm. All members of each of these committees are independent directors. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

The independent directors of the Company meet without the management director at executive sessions in conjunction with each quarterly board meeting and at other appropriate times. The independent directors have designated Frank E. Richardson as the lead director to preside at all meetings of the independent directors.

Nominating and Corporate Governance Committee.    In accordance with its written charter adopted by the Board of Directors, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director nominees, and monitors significant developments in the law and practice of corporate governance. On October 12, 2011, the Nominating and Corporate Governance Committee nominated the four individuals named above for election as directors at the annual meeting of shareholders. The members of the Nominating and Corporate Governance Committee consist of all of the independent directors of the Company. Frank E. Richardson is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during the Company’s last fiscal year. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s shareholders. In order to recommend a nominee for the next annual meeting, shareholders must deliver the recommendation in writing to the Company on or before August 6, 2012, addressed to the attention of Carolyn C. Cummins, Corporate Secretary of the Company, and must provide the full name, address and business history of the recommended nominee.

Audit Committee.    In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance by the Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee members, Ernst & Young LLP, the Company’s independent registered public accounting firm, and management of the Company. In accordance with its charter, the Audit Committee pre-approves all audit and permissible non-audit services. Throughout the year, the committee periodically meets with representatives of Ernst & Young LLP and also meets with representatives of the internal audit function without management present. The members of the Audit Committee are H. E. Rainbolt (Chair), Douglas N. Benham, J. Larry Nichols, Frank E. Richardson and Kathryn L. Taylor. Each of the members of the Audit Committee is "independent," as defined by the rules of the SEC and the NASDAQ stock market listing standards. The Board of Directors has determined that Mr. Rainbolt is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. In fiscal year 2011, the Audit Committee met seven times, including meetings to review the quarterly financial statements prior to the releases of earnings to the public.

Compensation Committee.    In accordance with its written charter adopted by the Board of Directors, the Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee is comprised entirely of independent directors who operate under a written charter approved by the Board of Directors. The Compensation Committee’s functions include reviewing and approving the base salary, annual and long-term cash incentive awards and long-term equity incentive awards to the executive officers of the Company other than the CEO, reviewing and recommending to the Board of Directors the compensation of the CEO, as described below, as well as overseeing and reviewing the Company’s various equity benefit plans. The members of the Compensation Committee are Robert M. Rosenberg (Chair), Michael J. Maples, Federico F. Peña and Jeffrey H. Schutz. The Compensation Committee held four meetings during the Company’s last fiscal year.

The Board of Directors annually reviews the performance of the CEO and also sets the compensation of the CEO, including base salary, annual and long-term cash incentive awards, upon recommendation from the Compensation Committee. Our CEO annually reviews the performance of those executives reporting directly to him and makes recommendations to the Compensation Committee regarding compensation for those executives, as well as any other executive officers named in the Summary Compensation Table (the “named executive officers”). Our Compensation Committee may exercise its discretion in accepting or otherwise modifying the proposed compensation and awards to those executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are named above. None of these individuals has ever been an officer or employee of Sonic or any of its subsidiaries or had any relationship with Sonic requiring disclosure under Item 404 of Regulation S-K. No executive officer of Sonic has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal year 2011.

Meetings of the Board of Directors

The Board of Directors of the Company held a total of six meetings (four regular quarterly meetings and two telephonic special meetings) during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. Each director attended at least 95% of the meetings of the Board and the Board committees on which he or she served.

Attendance at Annual Meeting of Shareholders

The Company encourages its Board members to attend the annual meeting of shareholders and schedules Board and committee meetings to coincide with the shareholder meeting to facilitate the directors’ attendance. All directors attended the annual meeting of shareholders held in January 2011.

Board Leadership Structure

Chairman.    The Board reserves the right to determine from time to time how to configure the leadership of the Board and the Company in the way that best serves the Company and its shareholders. The Board specifically reserves the right to vest the responsibilities of Chairman of the Board and CEO in the same individual. The Board believes that the most effective leadership model for the Company at this time is to have the roles of Chairman and CEO combined. The Board believes this structure promotes the execution of the strategic responsibilities of the Board and management because the CEO is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Hudson currently serves as Chairman of the Board and CEO.

The Board believes that the appointment of a lead independent director and the use of regular executive sessions of the non-management directors, along with the Board’s independent committee system and substantial majority of independent directors, allow it to maintain effective oversight of management. The Board recognizes that depending on the circumstances, other leadership models, such as a separate Chairman of the Board, might be appropriate. Accordingly, the Board regularly reviews and reassesses its leadership structure.

Lead Independent Director.    The Company’s nine non-management directors, all of whom are independent, have appointed Mr. Richardson as the Board’s lead independent director, and he presides at all executive sessions of the non-management directors. In his capacity as lead independent director, Mr. Richardson (a) coordinates the activities of the non-management directors; (b) sets the agenda for and leads the non-management director executive sessions; (c) acts as the principal liaison to the Chairman and CEO for the views of, and any concerns or issues raised by, the non-management directors; (d) provides input on and approves the agenda for Board meetings and Board meeting schedules; and (e) consults with the other directors regarding and advises the Chairman and CEO about the quality, quantity and timeliness of information provided to the Board and the Board’s decision-making processes.

Board Involvement in Risk Oversight

The day-to-day responsibility for the identification, assessment and management of the various risks that the Company faces belongs with management. The full Board has primary responsibility for risk oversight, with the Board’s standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. The Board’s oversight of risks occurs as an integral and continuous part of the Board’s oversight of the business of the Company. The Board’s ongoing oversight of risk in the context of specific aspects of our business is supplemented by a formal risk review process conducted by management. This review identifies the Company’s key overall risks and facilitates consideration of those risk exposures, strategic objectives and risk management programs. This formal risk review is discussed with the full Board on at least an annual basis.

Compensation of Directors

In accordance with the Compensation Committee Charter, non-employee director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee, except that equity and equity-based compensation is determined only by the Compensation Committee.

During the 2011 fiscal year, cash fees earned by the non-employee directors for their services were as follows:

•	Annual retainer fee of $30,000;
•	Audit Committee Chair annual retainer amount of $12,500;
•	Compensation Committee Chair and Nominating and Corporate Governance Committee Chair annual retainer amounts of $7,500;
•	Additional fee of $2,500 for each quarterly Board meeting attended;
•	Additional fee of $1,000 for Audit and Compensation Committee members for each Committee meeting attended; and
•	Additional fee of $1,000 for any special telephonic meetings attended.

At the beginning of a non-employee director’s first term, the director received an equity award grant valued at $300,000 on the date of grant, comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units. Beginning with the fourth year of the non-employee director’s term and continuing annually for so long as the individual served on the Board, the director received an equity award grant valued at $85,000 on the date of grant, also comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units. Both the stock options and the restricted stock units vested over three years. The exercise price of the stock options is equal to the market value of the common stock at the date of the grant.

Director Compensation Table

The following table sets forth information as to compensation during fiscal year 2011 earned by each non-employee director of the Company.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2) (3)	Option Awards ($)(2) (3)	Total ($)
Douglas N. Benham	49,000	0	0	49,000
Michael J. Maples	47,000	42,500	42,502	132,002
J. Larry Nichols	49,000	42,500	42,502	134,002
Federico F. Peña	47,000	42,500	42,502	132,002
H.E. Rainbolt	61,500	42,500	42,502	146,502
Frank E. Richardson	55,500	42,500	42,502	140,502
Robert M. Rosenberg	54,500	42,500	42,502	139,502
Jeffrey H. Schutz	47,000	0	0	47,000
Kathryn L. Taylor	49,000	0	0	49,000

(1)J. Clifford Hudson, the Company’s Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Hudson as an employee of the Company is shown in the Summary Compensation Table.

(2)In January 2011, the Company granted options to purchase 9,209 shares of common stock of the Company at $11.19 per share and 3,798 restricted stock units to Messrs. Maples, Nichols, Peña, Rainbolt, Richardson and Rosenberg. The dollar amounts reflect the aggregate grant date fair values of the stock and option awards. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011 regarding assumptions underlying valuation of equity awards.

(3)The following table represents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our non-employee directors as of August 31, 2011:

Name	Outstanding Stock Awards	Outstanding Option Awards
Benham	4,355	39,199
Maples	8,463	112,341
Nichols	5,707	74,000
Peña	8,463	94,278
Rainbolt	8,463	114,528
Richardson	8,463	114,528
Rosenberg	8,463	114,528
Schutz	12,499	43,633
Taylor	11,600	52,204

Stock Ownership Guideline for Directors

The Board has adopted stock ownership guidelines for non-employee directors that require each non-employee director to hold all stock awards granted to the director until he or she owns stock valued at least three times the annual cash fee amount paid to the director. Each of the incumbent non-employee directors currently holds stock and restricted stock units in an amount exceeding the stock ownership requirement.

Director Nominations

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new Board members for recommendation to the Board for any vacancies.

With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board.

With respect to considering nominations of new directors, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may seek input from senior management in identifying candidates.

Each candidate for director must possess the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.
•	No candidate shall have any material personal, financial, or professional interest in any present or potential competitor of the Company.
•

Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

The Nominating and Corporate Governance Committee will consider nominations for the Board by shareholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s Bylaws.

Communications with Directors

Shareholders may communicate with the non-employee members of the Board of Directors by writing to the Board, c/o Carolyn C. Cummins, Corporate Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders are collected and forwarded on a periodic basis to the Board. Any concerns relating to accounting, internal accounting controls or auditing matters will be brought immediately to the attention of the Company’s Vice President of Internal Audit and handled in accordance with the procedures established by the Audit Committee with respect to such communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation principles and objectives of the Company’s executive compensation program;
•	the material elements of the Company’s executive compensation program and the process the Compensation Committee uses for making executive compensation decisions; and
•	information about the fiscal 2011 compensation earned by the following executive officers, referred to as the “named executive officers”:

•	J. Clifford Hudson, Chairman of the Board and Chief Executive Officer
•	Stephen C. Vaughan, Executive Vice President and Chief Financial Officer
•	W. Scott McLain, President
•	Omar R. Janjua, President of Sonic Restaurants, Inc. and Executive Vice President of Operations of Sonic Industries Services Inc.
•	Craig J. Miller, Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.

Executive Summary. The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareholders. The key objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay a significant portion of compensation based on performance and to compete for and retain talent.

Our pay package includes base salary, short-term and long-term cash incentive awards, and a long-term equity award in the form of stock options. We believe using a variety of performance metrics is important to promote a balanced evaluation of executive performance, just as we believe a mix of awards is important to balance incentives and mitigate risk. For this reason, we consider adjusted cash flow (which we define as earnings before interest, taxes, depreciation, amortization and rent, “EBITDAR”) and earnings per share as key indicators of how well management is executing the Company’s strategy. The performance metric for our long-term cash incentive award is EBITDAR, and the performance metric for our short-term cash incentive award is earnings per share. We believe stock price performance should also be an important driver of compensation to align management and shareholder interests. Our long-term equity award which is granted in the form of stock options only has value if our stock price increases.

The economic and operating climates were challenging in fiscal 2010. Because the Company did not meet its minimum threshold level of earnings per share, no bonuses were paid to named executive officers. Also, because of the operating results for 2010, the Company did not increase the base salaries for any of its named executive officers for fiscal 2011.

In fiscal 2011, the Company’s performance improved despite a challenging economy that continues to struggle with improving but weak economic factors such as total employment, consumer confidence and spending levels. Despite the weak overall economy, the continuation and refinement of our initiatives drove much of our gains for the year. These initiatives included product quality improvements made over the past two years and a greater emphasis on personalized service with skating carhops. Highlights of our performance in fiscal 2011 include the following:

•	System-wide same-store sales increased 0.5% for fiscal 2011;
•	Income from operations increased 18.9% over the prior year; and
•

The Company completed a refinancing transaction which resulted in improved debt terms including annual mandatory principal payments of $15 million versus approximately $50 million under the retired debt, significantly increasing available free cash flow and financial flexibility.

This positive performance was reflected in our variable compensation programs with short-term, or annual, cash incentive awards seeing a payout for the first time in four years.

Our Compensation Committee, comprised entirely of independent directors, is responsible for aligning our compensation programs with our compensation philosophy. The Compensation Committee reviews and approves any compensation decisions regarding vice presidents and above (with input from the CEO), and recommends the compensation of the CEO to the full Board of Directors. The Board then sets the CEO’s compensation based on its evaluation of the CEO’s performance.

The types of compensation and benefits provided to the named executive officers are generally similar to those provided to other officers. Eligibility for and benefits offered in the Company’s health and benefit plans and employee stock purchase plan are generally available to all corporate employees, including named executive officers. The only perquisites provided to officers are car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits. The Company does not offer any retirement plan or compensation for named executive officers other than the Company’s 401(k) plan, in which all employees may participate, and the Company’s nonqualified deferred compensation plan, which is solely funded by employee contributions and the same employer contributions as provided under the 401(k) plan.

CEO Pay is Aligned with Performance. Pay for performance is a key component of the Company’s executive compensation philosophy. The Company’s executive compensation program has been structured to link a significant portion of the compensation of the named executive officers with the Company’s performance. While the program includes a base salary designed to attract, retain and motivate named executive officers, it also places a substantial amount of total executive compensation, including compensation of the CEO, “at risk” based on the performance of the Company and the executive through annual and long-term cash incentive and equity-based compensation awards. As discussed below, annual and long-term cash incentive awards are performance-based awards and represent “at risk” compensation because minimum levels of performance must be attained in order for any payout to occur. Similarly, because stock option awards only have value if the stock price increases, these awards are performance-based and “at risk.”

Our pay-for-performance compensation program aligns the compensation of the CEO with the interests of the Company’s shareholders, with a substantial amount of the CEO’s target total direct compensation being “at risk”

performance-based compensation. For fiscal 2011, target “at-risk” performance-based compensation represented approximately 73% of our CEO’s target total direct compensation.

The Company’s financial results for fiscal 2011 improved significantly over fiscal 2010, increasing the performance-based compensation paid to our CEO. Fiscal 2011 was the first year since fiscal 2007 for which the CEO earned an annual bonus. The Company’s compensation decisions for fiscal 2008 through fiscal 2011 demonstrate that a significant portion of the CEO’s compensation is directly tied to the financial performance of the Company, thus serving the long-term interests of the Company’s shareholders.

Fiscal 2011 Compensation Initiatives.    The Company’s compensation actions for fiscal 2011 generally reflected the Company’s improved financial performance. As discussed in greater detail on pages 14 through 16 of this proxy statement, based on competitive trends and other factors considered by the Compensation Committee in consultation with its independent compensation consultant, the following actions were taken in fiscal 2011:

•

In light of the Company’s financial performance in fiscal 2010, the Compensation Committee determined to keep base salary levels for the named executive officers for calendar 2011 at the same level as calendar 2010 and calendar 2009.

•

The Company has maintained its practice of providing limited perquisites, consisting solely of car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits.

•	The Company implemented a long-term cash incentive award program as described on page 15.
•

The Company discontinued its practice of granting stock option to all employees, and instead only made grants of stock options to its officers, with those grants generally being one-half of the grant amounts made in the past.

Commitment to Best Practices in Executive Compensation Governance.    The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to its pay-for-performance philosophy while appropriately managing risk and aligning the executive compensation program with the financial interests of the Company’s shareholders. The principal practices include the following:

•

The Company amended its 2006 Long-Term Incentive Plan to provide for a three-year minimum vesting period for all time-based vesting equity awards and a one-year minimum vesting period for all performance-based equity awards.

•	Our CEO is subject to stock ownership guidelines pursuant to which he is required to own stock with a fair market value equal to five times his base salary.
•	The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.
•

None of the Company’s executive officers are eligible to receive cash payments solely as a result of a change in control of the Company. Severance payments will be provided if, following a change in control, the executive is terminated without cause or resigns for good reason.

•	The Company prohibits its executive officers from engaging in hedging or other speculative transactions in Company stock.

Compensation Objective.    The objective of our executive compensation program is to ensure that compensation paid to named executive officers is closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation assists the Company in attracting, motivating and retaining key executives critical to its long-term success. The Compensation Committee strongly believes that the caliber of our executive team makes a significant difference in our sustained success. To that end, the following principles guide the development of the executive compensation program:

•	motivate our executives to increase profitability and shareholder returns;
•	pay a significant portion of compensation based on Company performance and therefore “at risk”; and
•	provide competitive levels of compensation to attract and retain the best qualified executive talent.

Process of Setting Compensation.    In setting compensation for fiscal 2011, the Compensation Committee considered, among other things:

•	the benchmarking data and analyses described below;
•	our overall performance in fiscal 2010, including our financial and operating performance;
•	each named executive officer’s individual performance and contributions to our achievement of financial goals and operational milestones;

•	each named executive officer’s job responsibilities, expertise, historical compensation, and years and level of experience;
•	the relative compensation levels of our named executive officers;
•	the importance of retaining each named executive officer and each named executive officer’s potential to assume greater responsibilities in the future; and
•	whether the incentive criteria provide a balance of short-term and long-term incentives which mitigate any risk of a material adverse effect on the Company.

Components of Compensation.    There are four main components of our executive compensation program:

•	base salary;
•	annual cash incentives;
•	long-term cash incentives; and
•	long-term equity incentives in the form of stock options.

Our Compensation Committee considered each of these components within the context of a total rewards framework and the Company’s pay-for-performance philosophy. We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing the Company’s performance, as well as the named executive officer’s performance, contributions and experience, and internal pay fairness. In maintaining our philosophy of paying for performance, compensation is more heavily weighted towards variable “at-risk” compensation than fixed compensation, which is provided as base salary. This weighting is identified in the table below which shows our fixed versus variable mix for targeted total compensation.

Targeted Fixed Versus Variable Compensation Mix for the

Named Executive Officers for Calendar Year 2011

Name	Position	Fixed Compensation as % of Target Total Compensation	Variable Compensation as % of Target Total Compensation
J. Clifford Hudson	Chairman of the Board and CEO	27%	73%
Stephen C. Vaughan	Executive Vice President and Chief Financial Officer	37%	63%
W. Scott McLain	President	38%	62%
Omar R. Janjua	President of Sonic Restaurants, Inc. and Executive Vice President of Operations of Sonic Industries Services Inc.	37%	63%
Craig J. Miller	Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.	44%	56%

Compensation of named executive officers is also more heavily weighted towards long-term cash and equity incentives than short-term incentives to align the interests of executives with our shareholders and facilitate the creation of value for shareholders. In furtherance of the Company’s philosophy of rewarding executives for future superior financial performance, prior stock compensation gains are generally not considered in setting future compensation levels.

In furtherance of the compensation philosophy described above, our Compensation Committee has engaged Mercer Human Resource Consulting (“Mercer”) to conduct a biennial review of our total compensation program for our named executive officers and provide relevant market data concerning executive pay practices. Mercer does not provide any other services to the Company. For calendar year 2011 compensation, Mercer provided data consisting of proxy information of peer companies as well as an analysis of executive compensation survey data for the restaurant industry maintained by Mercer, Towers Perrin and Watson Wyatt.

In making compensation decisions, our Compensation Committee compares each element of total compensation against our “compensation peer group,” which is a benchmarking peer group of publicly traded and privately held restaurant companies, as augmented by survey data where position matches were not available. Our compensation peer group is carefully selected based on criteria including restaurant industries, operating structure and size. The peer group is periodically reviewed and updated by our Compensation Committee to consist of companies against which the Compensation Committee believes we compete for talent. For calendar 2011, the Committee deleted CKE Restaurants, which was acquired and no longer has publicly available information, and added O’Charley’s as another restaurant company the Committee deemed relevant for comparative purposes. The companies comprising our compensation peer group for calendar year 2011 were:

AFC Enterprises	Chipotle Mexican Grill	O’Charley’s
Biglari Holdings Inc.	Denny’s	Panera Bread
(formerly Steak n Shake)	Dine Equity	Papa John’s
Buffalo Wild Wings	Domino’s Pizza	Red Robin
Burger King	Einstein Noah Restaurant	Ruby Tuesday
California Pizza Kitchen	Jack in the Box	Texas Roadhouse
CEC Entertainment	Luby’s	Wendy’s/Arby’s Group

At the time of setting calendar year 2011 compensation, the Compensation Committee considered fiscal 2009 data, which was the most recent financial and compensation data of our peer group. For comparison purposes, the Company’s annual revenues in fiscal 2010 were between the 25th percentile and the median in revenues of our compensation peer group and the Company’s market value was also between the 25th percentile and the median in market value of our compensation peer group companies. The Company’s system-wide revenues were above the 75th percentile in terms of system-wide revenues of our peer group. The following sections describe in greater detail each of the elements of our named executive officer compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary.    Base salary is designed to compensate our named executive officers in part for their roles and responsibilities, and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we consider each named executive officer’s roles and responsibilities, experience, unique skills, individual performance and future potential with Sonic, along with salary levels for similar positions in our peer group and internal pay equity. Our compensation philosophy is to target base salaries at or below the median of our compensation peer group for each named executive officer. Base salaries are reviewed annually during our benchmarking process. For fiscal 2011, the base salaries for the named executive officers ranged from 79% to 105% of the peer group median base salary for fiscal year 2009 (the most recent information available when compensation was reviewed in January 2011). Base salaries for named executive officers are reviewed on a calendar year basis. Base salaries for the named executive officers for calendar years 2011 and 2010 were not increased from the prior year.

Annual Cash Incentive.    We provide performance-based annual cash incentive award opportunities to our named executive officers, as well as other officers and mid-level management personnel. These short-term cash incentives are designed to reward the achievement of specific, pre-set performance objectives measured over the fiscal year. Awards under the annual cash incentive program are based on the Compensation Committee’s belief that a significant portion of the annual compensation of named executive officers should be contingent on achievement of the annual performance goals of the Company.

The Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors prior to the beginning of the fiscal year. Achievement of the earnings per share target set forth in the annual business plan will result in the payment of a cash incentive award equal to a percentage of the base salary of the named executive officer. The earnings per share target is approved by the Board and designed to reinforce our focus on profitability and enhancement of long-term shareholder value. The target incentive awards are generally set at the median of our compensation peer group, taking into account individual performance, program costs and total compensation targets.

These target award levels are reviewed periodically by our Compensation Committee. The target percentages for each named executive officer are based on the scope of the named executive officer’s responsibilities, internal pay equity among named executive officers with similar responsibilities and competitive considerations. The target percentage of base salary for each of our named executive officers was as follows:

Name	2011	2010(1)
J. Clifford Hudson	100%	100%
Stephen C. Vaughan	75%	65%
W. Scott McLain	75%	75%
Omar R. Janjua	75%	45%
Craig J. Miller	50%	50%

(1)No annual cash incentive awards were paid in fiscal year 2010.

Named executive officers must achieve a threshold level of 80% of the established earnings per share target in order to be rewarded with 25% of their target incentive awards. If the named executive officers achieve a level of 85% of the established earnings per share target, they are rewarded with 50% of their target incentive awards. Incremental progress from 85% to 100% of the established earnings per share goal will allow the remaining 50% of the target incentive award to be earned. Thus, consistent with our pay-for-performance philosophy, only when performance meets the earnings per share target will named executive officers be able to realize the entirety of their target incentive awards. The Board of Directors sets the earnings per share target to require strong performance in order to achieve the target incentive awards. To encourage exceptional performance, achievement in excess of the earnings per share target will result in the payment of an incentive award equal to an additional 3% of the target incentive award for every 1% earnings per share exceeds the earnings per share target. For example, if the Company achieved 103% of the earnings per share target for the fiscal year, the named executive officer would be entitled to receive 109% of his target incentive award. The award is capped at 116 2/3% of the earnings per share target (or 150% of the target annual incentive award). Our Compensation Committee retains discretion to adjust incentive awards down as it sees fit in light of unusual or unforeseen developments that impact the Company or the industry in which it operates.

For fiscal 2011, the earnings per share target was $.50. Actual performance in fiscal 2011 resulted in a payout of 114% of the target annual incentive amounts for the named executive officers. In accordance with its authority, the Compensation Committee modified the calculation of the performance target to exclude any non-recurring items affecting the Company, which are described in the Company’s report on Form 10-K. For fiscal years 2010, 2009 and 2008, no annual cash incentives were paid to our named executive officers based on the Company’s financial performance. The Compensation Committee did not exercise discretion to alter any individual awards for fiscal 2011 or the prior three fiscal years under the annual incentive award program.

In fiscal 2011, the Company adopted the Executive Cash Incentive Plan (the “Cash Plan”), which is being submitted to the shareholders for approval in this proxy statement. (Please see Proposal No. 2 on page 28 of the proxy statement for more information regarding the Cash Plan.) The Cash Plan allows for both short-term and long-term performance-based cash incentive awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as amended. Beginning in fiscal 2012, our annual cash incentive awards will be issued under the Cash Plan; however, the structure and objectives (including the performance metrics) for these awards, as described above, have not changed from our historical practice.

Long-Term Cash and Equity Incentive.    A key component of our named executive officer compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term shareholder value through the use of long-term cash and equity-based incentives. As a result, our officers’ interests are closely aligned with shareholders’ long-term interests. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and provides executives with incentives to maximize the value of shareholders’ investments. The annualized value of the long-term incentives awarded to our named executive officers is intended to be the largest component of our overall compensation package.

The Sonic Corp. 2006 Long-Term Incentive Plan (the “Equity Plan”) provides our Compensation Committee flexibility in the choice of vehicles used to make long-term incentive equity grants, including the ability to issue stock options, performance share units and restricted stock units. The Compensation Committee reviews the types of awards granted annually to ensure we spend our shares responsibly and understand the cost associated with each type of available award. The Compensation Committee has historically granted long-term incentive awards consisting solely of stock options. In fiscal 2010, the Compensation Committee granted long-term incentive awards to named executive officers consisting in value of one-half restricted stock units and one-half stock options. Upon advice from Mercer, restricted stock units were granted as a retention mechanism because of the limited value of the then outstanding stock options held by the named executive officers. In fiscal year 2009, the Compensation Committee granted performance share units to the named executive officers. The performance criteria were based on earnings per share over a three-year performance period. Because the achievement of the performance criteria was remote based on performance over the first two years of the performance period, the outstanding performance share units were cancelled in August 2010.

The changes in long-term incentive compensation in fiscal years 2010 and 2009 were made to balance out some of the volatility of stock options while still aligning the interests of named executive officers with that of shareholders. This change also recognized the growing shift away from the exclusive use of stock options by our compensation peer group.

As mentioned under “Annual Cash Incentive” above, in fiscal 2011 the Company adopted the Cash Plan, which is being submitted to the shareholders for approval in this proxy statement. The Cash Plan allows for the grant of both short-term and long-term cash incentive compensation based on the Company’s performance. With respect to long-term incentives, the Cash Plan provides an additional means for incentive awards to align executives with the Company’s long-term performance. The Cash Plan permits the Compensation Committee to select the performance metrics applicable to a long-term incentive award from among a list of permitted metrics. As discussed below, for the long-term cash incentive awarded to executive officers in fiscal 2011, the performance metric is EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization and Rent). Given that long-term incentives have historically been provided to executives solely in the form of equity awards, the Cash Plan allows for long-term incentive awards that are not equity based, thereby reducing share dilution.

For fiscal 2011, the Compensation Committee determined that the Company’s executive officers’ long-term incentive awards should be comprised of fifty percent long-term cash awards under the Cash Plan and fifty percent long-term equity awards (in the form of stock options) under the Equity Plan. In determining the number of stock options to be granted for fiscal 2011, our Compensation Committee utilized a formula which consists of fifty percent of the “Total Compensation Potential” (base salary plus target annual incentive cash award) multiplied by a factor determined by the Committee then divided by the closing market price of our common stock on the grant date. For fiscal year 2011, the award multiple was 2.5 for Mr. Hudson and 1.5 for the other named executive officers. Our Compensation Committee decreased the multiplier in fiscal years 2011 and 2010 for the named executive officers as compared to the prior fiscal years to conserve the number of shares subject to outstanding equity awards. Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date (which is the date of the quarterly Compensation Committee meeting). Options vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the named executive officer is still employed by us on the date of vesting, and generally expire after seven years. The periodic vesting provisions are in place to encourage the named executive officers to remain with the Company. Stock options only have value if our stock price appreciates after the options are granted.

With regard to the long-term cash awards under the Cash Plan, for fiscal 2011 each named executive officer was given a target award equal to the Black Scholes value of his stock option award. Cash payment under the long-term cash awards is based on the Company’s attainment of certain EBITDAR targets over a performance period commencing December 1, 2010 and ending August 31, 2013. The actual amount of the cash award will vary between 0% and 150% of the target award. If the average annual EBITDAR growth is less than 7.5% over the performance period, no cash payment will be earned. If the average annual EBITDAR growth is 7.5% over the performance period, the cash payment will be 50% of the target award. If the average annual EBITDAR growth is 10% over the performance period, the cash payment will be 100% of the target award, with interpolation used to determine the cash payment for growth over the performance period between 7.5% and 10%. If the average annual EBITDAR growth is 15% over the performance period, the cash payment will be 150% of the target award, with interpolation used to determine the cash payment for growth over the performance period between 10% and 15%. As mentioned above, payments under the long-term cash awards will not exceed 150% of the target award. Our Compensation Committee retains discretion to reduce the long-term cash incentive awards as it sees fit in light of unusual or unforeseen developments that impact the Company or the industry in which it operates.

In October 2011, the Compensation Committee also approved long-term cash incentive awards with respect to fiscal 2012. The terms and conditions of the fiscal 2012 awards are substantially similar to the 2011 awards including the use of the EBITDAR performance metric, except that the performance levels were modified as follows:

Performance Level	Avg. Annual Increase in EBITDAR	Payout vs. Target Award(1)
Maximum	10.0%	150%
Target	7.5%	100%
First Tier	5.0%	50%
Threshold	3.5%	25%

(1)Interpolation used for performance between points on the scale.

As the Cash Plan is subject to shareholder approval, as set forth in this proxy statement, if approval is not obtained, the long-term cash awards granted in fiscal years 2011 and 2012 will be canceled, and the Company will need to consider alternative means to compensate the affected executives for the performance periods.

Target long-term incentive award values are determined by the Compensation Committee by analyzing benchmark data, individual performance, program cost and total compensation targets. Long-term incentive equity award grants to named executive officers are made annually at our quarterly Compensation Committee meeting in January. Our quarterly Compensation Committee meeting dates are generally set in conjunction with our quarterly Board meetings and are scheduled about a year in advance of the meetings. In addition to regular long-term equity incentive award grants, at times our Compensation Committee makes special stock option grants, usually in connection with new employment, which are made at the quarterly Compensation Committee meeting following the event triggering the grant. There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information. The restricted stock units granted to certain of the named executive officers in fiscal 2010 also vest over a period of three years, with one-third of the shares becoming vested on each anniversary of the grant date as long as the named executive officer is still employed by the Company on the date of vesting. In fiscal 2011, the Company amended the Equity Plan to provide for a three-year minimum vesting period for all time vesting-based equity awards and a one-year minimum vesting period for all performance-based equity awards granted to employees.

CEO Compensation.    The Compensation Committee sets the compensation of all named executive officers other than the CEO. The Compensation Committee recommends the compensation of the CEO to the full Board, which then sets the CEO’s compensation based on the Board’s evaluation of the performance of the CEO for the prior fiscal year. The Board’s evaluation of the CEO considers the CEO’s performance against qualitative goals and objectives approved by the Board for the prior fiscal year (specifically addressing any areas where objectives were not met) and the CEO’s self-evaluation of his performance against the goals and objectives. Mr. Hudson’s compensation for fiscal 2011 was higher than that of other named executive officers primarily because of his greater influence over and responsibility for the Company, the compensation levels of comparable executives at companies within our compensation peer group, and his long tenure with the Company.

Stock Ownership Guidelines.    Historically, we have encouraged our executives to own Sonic stock and have monitored ownership levels. The Company has stock ownership guidelines for the CEO which provide for stock ownership by the CEO of at least five times his base salary. As of August 31, 2011, Mr. Hudson owned Sonic stock equal in value to more than 15 times his base salary.

Termination and Change in Control Arrangements.    We have employment agreements with each named executive officer. The employment agreements provide that if the Company terminates the named executive officer’s employment other than for cause or fails to renew the officer’s contract, the Company must pay the named executive officer certain severance benefits. The contracts for the named executive officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer severance benefits. These severance and change in control payments are discussed in more detail under “Potential Payments upon Termination or Change in Control” on page 23. The agreements regarding severance payments are designed to be competitive with similar agreements of our compensation peer companies in order to attract, retain and motivate named executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage named executive officers to remain in service after a change in control and ensure that named executive officers are able to devote their entire attention to maximizing shareholder value in the event of a change in control. The Compensation Committee has determined that the amounts payable under the employment agreements are necessary to achieve those objectives.

As described below, none of the employment agreements provide for the payment of severance upon a change of control unless the employee is terminated without “cause” or resigns for “good reason.” In addition, the Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

Tax Deductibility of Pay.    In determining executive compensation, our Compensation Committee considers several factors, including the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. One exception applies to “performance-based compensation” paid pursuant to shareholder-approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our shareholders). Generally, our Compensation Committee believes that it is in the interests of the Company’s shareholders to preserve the deductibility of compensation paid to executive officers of the Company, while still maintaining the goals of the Company’s executive compensation program. However, where it is deemed necessary and in the best interest of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy, the Committee may approve compensation to named executive officers that may exceed the limits of deductibility. For fiscal 2011, $365,667 of the compensation paid to our named executive officers failed to qualify for deduction under Section 162(m). As described in more detail under Proposal No. 2 on page 28 of this proxy statement, if the Cash Plan is approved by our shareholders, all short-term and long-term cash incentive awards granted under the plan are intended to comply with the “performance-based compensation” exemption under Section 162(m).

Compensation Risk.    In fiscal 2011, the Compensation Committee reviewed the Company’s various incentives and other compensation programs and practices and the processes for implementing these programs to determine whether any risks arising from our compensation policies and practices for our named executive officers and other employees could encourage decision-making that could expose the Company to unreasonable risks of material adverse consequences. In conducting this review, the Compensation Committee considered a risk assessment analysis performed by the Hay Group, an independent compensation consulting firm, with regard to the Company’s compensation policies and practices in fiscal 2010 and the changes in incentive compensation made in fiscal 2011. Based on this review, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

In making this determination, the Compensation Committee considered the various components of compensation and the compensation decision-making process including:

•

A Balanced Mix of Compensation Components.    The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity and cash incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•	Capped Incentive Awards. Annual and long-term cash incentive awards are capped at 150% of target.
•	Independent Compensation Consultant. Our Compensation Committee has retained Mercer Human Resources Consulting as its independent compensation consultant.
•

Multi-Year Vesting.    The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. All long-term performance cash awards have a three-year performance period. All time-vested equity awards, including stock options, have a minimum vesting period of three years.

•	Multiple Performance Factors. We rely on different performance metrics for our short-term and long-term cash awards. In additional, all performance metrics are based on audited metrics.
•	Discretion. Our Compensation Committee has the ability to exercise discretion in determining final payouts of all short-term and long-term performance-based awards.
•

Conclusion.    The Compensation Committee believes the compensation delivered to the named executive officers for fiscal 2011 is reasonable and appropriate. Further, the Compensation Committee believes the total executive compensation program does not encourage executives to take unnecessary or excessive risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

/s/ Robert M. Rosenberg, Chairman

/s/ Michael J. Maples

/s/ Federico F. Peña

/s/ Jeffrey H. Schutz

Summary Compensation Table

The following table provides information concerning total compensation earned by the CEO, the Chief Financial Officer and the three other most-highly compensated executive officers of the Company who served in such capacities as of August 31, 2011 for services rendered to the Company during the past fiscal year. These five officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		Non- Equity Incentive Plan Compen- sation ($)(4)	All Other Compen- sation ($)(5)		Total ($)
J. Clifford Hudson Chairman of the Board and Chief Executive Officer	2011	625,000	26,042	0		520,832		714,625	32,313		1,918,812
	2010	625,000	26,042	311,502	(6)	816,436		0	29,487		1,808,467
	2009	619,375	25,417	761,280	(7)	382,646	(7)	0	28,895		1,817,613

Stephen C. Vaughan Chief Financial Officer and Executive Vice President	2011	325,000	13,542	0		142,188		278,704	29,006		788,440
	2010	325,000	13,542	181,241		215,539		0	26,817		762,139
	2009	321,250	13,125	220,620	(7)	221,782		0	26,517		803,294

W. Scott McLain President	2011	395,000	16,458	0		172,811		338,732	30,323		953,324
	2010	395,000	16,458	292,030		347,298		0	26,967		1,077,753
	2009	381,875	15,000	341,273	(7)	343,065		0	26,967		1,108,180

Omar R. Janjua(8)	2011	325,000	8,923	0		142,188		278,704	26,748		781,563
President of Sonic Restaurants, Inc.	2010	318,680	2,152	0		376,213		0	21,895		718,940
and Executive Vice President of Operations of Sonic Industries Services Inc.	2009	--	--	--		--		--	--		--

Craig J. Miller(9)	2011	250,000	4,980	0		93,751		142,925	23,727		515,383
Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.	2010	156,250	21,222	0		256,405		0	41,704	(10)	475,581
	2009	--	--	--		--		--	--		--

(1)Base salaries for the named executive officers for calendar year 2010 were not increased from calendar year 2009. The small difference in base salaries for years 2009 and 2010 in the table is due to compensation information being shown on a fiscal year basis.

(2)These amounts represent the holiday payments made each year to all of the Company’s corporate employees in an amount equal to one-half of the employee’s monthly base salary. The amount for Mr. Miller includes a hiring bonus for Mr. Miller upon his hiring in January 2010.

(3)The amounts shown reflect the aggregate grant date fair values of the stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011 regarding assumptions underlying valuation of equity awards. The terms applicable to stock and option awards granted in fiscal 2011 are set forth below in the Grant of Plan-Based Awards Table.

(4)The non-equity incentive plan compensation amounts reflect the cash awards to the named executive officers under the Company’s annual cash incentive plan, which covers the named executive officers, as well as other officers and mid-level management personnel, and is discussed in further detail in the Compensation Discussion and Analysis under the section “Annual Cash Incentive.” For the named executive officers, non-equity incentive plan compensation is based entirely on meeting the Company’s earnings per share target for the fiscal year. For the fiscal years 2010 and 2009, the Company’s earnings per share target was not attained and no incentive plan compensation was paid.

(5)The amounts include car allowance, the Company’s matching contribution to the Company’s 401(k) plan, and premiums for life insurance and accidental death and dismemberment insurance paid on behalf of the named individuals and relocation expenses for Mr. Miller. We provide all officers, including our named executive officers, with a choice of a company car (Ford Escape) or a car allowance of $1,200 per month. If an officer chooses the car allowance, it is included in his or her taxable income. We also match 100% of each participant’s contribution to the 401(k) plan for the first 3% of the participant’s base salary and annual cash incentive award and 50% for the next 3% of the participant’s salary and annual cash incentive award, up to the maximum amount allowed by law. After the participant has completed 10 years of employment, we match 75% of the second 3% of his or her salary deferral contributions. After the participant has completed 20 years of employment, we match 100% of the second 3% of his or her salary deferral contributions. For fiscal year 2011, the Company contributed $13,109 for Mr. Hudson, $12,322 for Mr. Vaughan, $13,639 for Mr. McLain, $9,344 for Mr. Janjua and $6,563 for Mr. Miller. Company contributions vest over a six-year period during the first six years of employment and then vest 100% after the sixth year of employment. In addition, we pay the premiums for life insurance and accidental death and dismemberment insurance for all officers and mid-level management for coverage in the amount of four times the employee’s base salary, up to a maximum coverage of $800,000. For fiscal 2011, the Company paid premiums for such insurance of $934 for each of the named executive officers.

(6)For fiscal year 2010, the Compensation Committee originally granted Mr. Hudson 78,548 restricted stock units. Based on discussions with the Compensation Committee, and consistent with the Board’s and management’s commitment to align overall compensation with the performance of the Company, in August 2010, Mr. Hudson voluntarily relinquished 42,907 of such restricted stock units.

(7)The amounts reflected with respect to performance share units are based upon the probable outcome at the date of grant in January 2009. The maximum outcomes determined at the date of grant would have been $1,141,875 for Mr. Hudson, $330,920 for Mr. Vaughan and $511,885 for Mr. McLain. Because the achievement of the performance criteria was remote based on performance over the first two years of the three-year performance period, the outstanding performance share units were cancelled in August 2010.

(8)Mr. Janjua was elected as President of Sonic Restaurants, Inc. effective September 8, 2009, and also Executive Vice President of Operations of Sonic Industries Services Inc. effective September 1, 2010.

(9)Mr. Miller was elected as Senior Vice President and Chief Information Officer of Sonic Industries Services Inc. effective January 18, 2010.

(10)Includes $30,000 for relocation expenses.

Grants of Plan-Based Awards Table

The following table provides information concerning grants of plan-based awards made to the named executive officers during fiscal year 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)(1) (2)	Target ($)	Maximum ($)
J. Clifford Hudson
Stock Options	1/6/11	--	--	--	--	112,849	11.19	520,832
Short-Term Cash Incentive	1/6/11	156,250	625,000	937,500	--	--	--	--
Long-Term Cash Incentive	1/6/11	260,416	520,832	781,248	--	--	--	--

Stephen C. Vaughan
Stock Options	1/6/11	--	--	--	--	30,808	11.19	142,188
Short-Term Cash Incentive	1/6/11	60,938	243,750	365,625	--	--	--	--
Long-Term Cash Incentive	1/6/11	71,094	142,188	213,282	--	--	--	--

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)(1) (2)	Target ($)	Maximum ($)
W. Scott McLain
Stock Options	1/6/11	--	--	--	--	37,443	11.19	172,811
Short-Term Cash Incentive	1/6/11	74,063	296,250	444,375	--	--	--	--
Long-Term Cash Incentive	1/6/11	86,406	172,811	259,217	--	--	--	--

Omar R. Janjua
Stock Options	1/6/11	--	--	--	--	30,808	11.19	142,188
Short-Term Cash Incentive	1/6/11	60,938	253,750	380,625	--	--	--	--
Long-Term Cash Incentive	1/6/11	71,094	142,188	213,282	--	--	--	--

Craig J. Miller
Stock Options	1/6/11	--	--	--	--	20,313	11.19	93,751
Short-Term Cash Incentive	1/6/11	31,250	125,000	187,500	--	--	--	--
Long-Term Cash Incentive	1/6/11	46,876	93,751	140,627	--	--	--	--

(1)The threshold amounts under the Company’s short-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the Compensation Discussion and Analysis under the section “Annual Cash Incentive.”

(2)The threshold amounts under the Company’s long-term cash incentive plan reflect the minimum payment level, which is 50% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the Compensation Discussion and Analysis under the section “Long-Term Cash and Equity Incentive.”

(3)The amounts shown reflect the grant date fair value of the option awards for financial reporting purposes computed in accordance with FASB ASC 718. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011 regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the current holdings of stock options and restricted stock units by the named executive officers as of the fiscal year ended August 31, 2011.

					Stock Awards:
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have not	Market Value of Shares or Units that Have not
Name	Exercisable	Unexercisable			Vested (#)(1)	Vested ($)(2)
J. Clifford Hudson	56,902	0	13.03	4/30/2012	--	--
	76,287	0	12.09	4/10/2013	--	--
	64,046	0	14.22	4/29/2014	--	--
	15,001	0	21.14	1/19/2015	--	--
	45,077	0	21.65	4/6/2015	--	--
	15,001	0	19.30	1/31/2016	--	--
	43,486	0	23.08	4/6/2013	--	--
	93,500	0	22.54	4/5/2014	--	--
	135,507	0	22.24	1/10/2015	--	--
	75,000	37,500	10.15	1/15/2016	--	--
	78,563	157,081	8.74	1/14/2017	--	--
	--	--	--	--	23,761	220,264
	0	112,849	11.19	1/6/2018	--	--

Stephen C. Vaughan	30,368	0	9.09	11/13/2011	--	--
	14,227	0	13.03	4/30/2012	--	--
	17,126	0	12.09	4/10/2013	--	--
	14,664	0	14.22	4/29/2014	--	--
	19,983	0	19.72	11/10/2014	--	--
	12,497	0	21.65	4/6/2015	--	--
	13,825	0	23.08	4/6/2013	--	--
	36,064	0	22.54	4/5/2014	--	--
	60,519	0	22.24	1/10/2015	--	--
	43,470	21,735	10.15	1/15/2016	--	--
	20,740	41,470	8.74	1/14/2017	--	--
	--	--	--	--	13,824	128,148
	0	30,808	11.19	1/6/2018	--	--
W. Scott McLain	25,604	0	13.03	4/30/2012	--	--
	30,803	0	12.09	4/10/2013	--	--
	38,733	0	14.89	1/21/2014	--	--
	26,636	0	14.22	4/29/2014	--	--
	33,890	0	19.72	11/10/2014	--	--
	20,133	0	21.65	4/6/2015	--	--
	19,769	0	23.08	4/6/2013	--	--
	43,411	0	22.54	4/5/2014	--	--
	69,164	0	22.24	1/10/2015	--	--
	52,364	0	16.34	8/14/2015	--	--
	67,242	33,621	10.15	1/15/2016	--	--
	33,419	66,820	8.74	1/14/2017	--	--
	--	--	--	--	22,274	206,480
	0	37,443	11.19	1/6/2018
Omar R. Janjua	21,741	43,469	10.74	10/15/2016	--	--
	9,113	18,222	8.74	1/14/2017	--	--
	0	30,808	11.19	1/6/2018	--	--
Craig J. Miller	16,670	33,330	12.51	4/21/2017	--	--
	0	20,313	11.19	1/6/2018	--	--

(1)Restricted stock units were granted January 14, 2010 and have a three-year vesting schedule of 33 1/3% per year. The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended August 31, 2011. All stock options have a three-year vesting schedule of 33 1/3% per year. All stock options granted prior to April 2006 have a 10-year term and all stock options granted in or after April 2006 have a seven-year term.

Grant Date	Vesting Schedule	Expiration Date
1/15/2009	33 1/3% per year with remaining vesting date of 1/15/2012	1/15/2016
10/15/2009	33 1/3% per year with remaining vesting dates of 10/15/2011 and 10/15/2012	10/15/2016
1/14/2010	33 1/3% per year with remaining vesting dates of 1/14/2012 and 1/14/2013	1/14/2017
4/21/2010	33 1/3% per year with remaining vesting dates of 4/21/2012 and 4/21/2013	4/21/2017
1/6/2011	33 1/3% per year with remaining vesting dates of 1/6/2012, 1/6/2013 and 1/6/2014	1/6/2018

(2)The value is based on the closing price of $9.27 on August 31, 2011 for a share of Sonic Corp. stock.

Option Exercises and Stock Vested Table

The following table sets forth information regarding stock options exercised and stock awards vested during the last fiscal year by the named executive officers.

	Option Awards		Restricted Stock Unit Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Clifford Hudson	94,845	142,268	11,880	125,572
Stephen C. Vaughan	21,956	44,790	6,913	73,070
W. Scott McLain	41,735	73,753	11,139	117,739
Omar Janjua	--	--	--	--
Craig J. Miller	--	--	--	--

(1)All of the options exercised by Messrs. Hudson, Vaughan and McLain would have expired in fiscal 2011 if not exercised.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Hudson, our Chairman of the Board and CEO, and the other named executive officers. Mr. Hudson’s agreement is for a two-year term which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company. The agreements for all other named executive officers automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. The employment agreements provide that if the Company terminates the named executive officer’s employment other than for cause or fails to renew the officer’s contract, the officer will receive his or her base salary for a 24-month period after termination in the case of Mr. Hudson, and for a 12-month period after termination in the case of Messrs. Vaughan, McLain, Janjua and Miller. The agreements define “cause” as (1) the willful and intentional failure to perform substantially the officer’s duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with the officer’s employment, or (3) the commission of any act which falls outside the ordinary course of the officer’s responsibilities and which exposes the Company to a significant level of undue liability. A determination of “cause” requires the affirmative vote of at least two-thirds of all members of the Board of Directors.

The contracts for all of the named executive officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then-current salary, not to exceed the maximum payable without a loss of the deduction under Section 280G of the Internal Revenue Code. The specified multiple equals two times the amount of their annual base salary for all of the named executive officers of the Company, except for Mr. Hudson (who would receive three times his annual base salary). The same lump sum provision applies if the officer should resign for “good reason,” which includes (without limitation) the occurrence without the officer’s consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer’s position with the Company, (2) a change in the officer’s title or position with the Company, or (3) a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its named executive officers which would result from the resignation, retirement, or termination of any named executive officer’s employment with the Company, from a change in control of the Company, or from a change in a named executive officer’s responsibilities following a change in control of the Company.

The following table describes and quantifies certain compensation that would become payable under the contracts described above if the named executive officers’ employment had terminated on August 31, 2011, the last day of the fiscal year. The amounts are based on each officer’s compensation as of that date, and if applicable, the Company’s closing stock price on that date of $9.27.

Name	Benefit	Retirement ($)	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Disability ($)		Death ($)
J. Clifford Hudson	Cash Severance	--	1,250,000	1,875,000	--	(1)	--
	Stock Options (2)	--	--	124,891	124,891		124,891
	Restricted Stock Units(3)	--	--	220,264	220,264		220,264

Stephen C. Vaughan	Cash Severance	--	325,000	650,000	--	(1)	--
	Stock Options (2)	--	--	38,438	38,438		38,438
	Restricted Stock Units(3)	--	--	128,148	128,148		128,148

W. Scott McLain	Cash Severance	--	395,000	790,000	--	(1)	--
	Stock Options (2)	--	--	53,127	53,127		53,127
	Restricted Stock Units(3)	--	--	206,480	206,480		206,480

Omar R. Janjua	Cash Severance	--	325,000	650,000	--	(1)	--
	Stock Options	--	--	14,488	14,488		14,488
	Restricted Stock Units(3)	--	--	--	--		--

Craig J. Miller	Cash Severance	--	250,000	500,000	--	(1)	--
	Stock Options(2)	--	--	--	--		--
	Restricted Stock Units(3)	--	--	--	--		--

(1)Named executive officers do not receive any payments upon termination as a result of long-term disability other than the long-term disability benefits provided to all corporate employees in the amount of 70% of the employee’s salary, but not to exceed $10,000 per month, until the employee reaches the age of 65.

(2)Under the 2006 Plan, unvested stock options do not automatically accelerate upon a change in control; however, the Compensation Committee has the authority and may determine at any time that unvested stock options will accelerate upon a change in control. The amounts reflected assume the Compensation Committee will make such determination.

(3)Upon a change in control or a named executive officer’s disability or death or termination without cause, the restricted stock units vest as of the date of such event. The value is based on the closing price of $9.27 on August 31, 2011 for a share of Sonic Corp. stock.

Certain Relationships and Related Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related person transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, all directors and executive officers are required to report actual or potential conflicts of interest to the Nominating and Corporate Governance Committee of the Board of Directors. The Chief Executive Officer, Chief Financial Officer, Treasurer and Controller are also subject to the Company’s Code of Ethics for Financial Officers, which requires them to avoid actual or apparent conflicts of interest and report violations of the Code of Ethics for Financial Officers to the Chairman of the Audit Committee of the Board of Directors. The Audit Committee Charter requires the Audit Committee to review and approve policies and procedures with respect to proposed transactions between the Company and related persons and to review and approve in advance all such related-person transactions. The Audit Committee will approve any such transaction only if it is determined to be in the best interests (or not inconsistent with the best interests) of the Company and its shareholders. In addition, directors and executive officers provide information in an annual questionnaire relating to any transactions with the Company, which transactions are reviewed by the Audit Committee to determine whether disclosure is required in the Company’s proxy statement. No member of the Audit Committee participates in any approval of a related person transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Committee.

The Company’s Code of Business Conduct and Ethics, Code of Ethics for Financial Officers and Audit Committee Charter may all be found in the corporate governance section of our website, www.sonicdrivein.com.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of August 31, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,481,127(1)	$13.06(2)	1,938,894
Equity compensation plans not approved by security holders	-0-	-0-	-0-

(1)Includes shares subject to outstanding options granted under the Sonic Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”) and prior stock option plans no longer in effect for new grants. Also includes shares subject to outstanding restricted stock units granted under the 2006 Plan.

(2)The weighted-average exercise price does not take into account 150,192 shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except that on March 30, 2011, a Form 4 was filed six business days late to report the exercise of stock options by W. Scott McLain, and on September 21, 2011, a Form 5 was filed to report the sale on May 24, 2011 of 1,250 shares by the wife of Frank E. Richardson, for which Mr. Richardson disclaims beneficial interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners.    The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of June 30, 2011, unless otherwise noted, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock that the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent(1)

FMR LLC(2)	8,929,518	14.4%
82 Devonshire Street
Boston, Massachusetts 02109

Wellington Management Company, LLP(3)	5,541,300	8.9%
75 State Street
Boston, Massachusetts 02109

Invesco Ltd.(4)	4,840,284	7.8%
1555 Peachtree Street NE
Atlanta, Georgia 30309

BlackRock, Inc.(5)	4,695,748	7.6%
40 East 52nd Street
New York, New York 10022

Eaton Vance Management(6)	3,929,157	6.3%
2 International Place
Boston, Massachusetts 02110

Dreman Value Management, LLC(7)	3,401,982	5.5%
777 South Flagler Dr. Suite 800-West Tower
West Palm Beach, Florida 33401

(1)Based on the number of outstanding shares of common stock as of October 14, 2011.

(2)Reflects shares beneficially owned by FMR LLC (formerly known as FMR Corp.) (“FMR”) according to a Form 13F Holdings Report filed by FMR with the SEC on August 15, 2011, reflecting ownership of shares as of June 30, 2011. Based on the Form 13F Holdings Report, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, and FMR Co., Inc. had sole voting power over 850 shares, shared voting power over 0 shares and no voting power over 8,878,668 shares, and Pyramis Global Advisors, LLC (“PGA”) had sole voting power over 50,000 shares, shared voting power over 0 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by FMR with the SEC on February 14, 2011 as of December 31, 2010, FMR had sole voting power over 50,650 shares; each of FMR and Mr. Edward C. Johnson 3d, Chairman of FMR, had sole dispositive power over 8,494,579 shares, representing 8,494,579 shares beneficially owned by Fidelity as a result of its role as an investment advisor to various investment companies, one of which, Fidelity Low Priced Stock Fund, owned 6,163,000 shares; and each of Edward C. Johnson 3d and FMR, through its control of PGA, had sole dispositive power over and sole power to vote or to direct the voting of 50,000 shares, representing 50,000 shares beneficially owned by PGA as a result of its role as an investment advisor to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares.

(3)Reflects shares beneficially owned by Wellington Management Company, LLP (“Wellington”) according to a Form 13F Holdings Report filed by Wellington with the SEC on August 17, 2011, reflecting ownership of shares as of June 30, 2011. Based on the Form 13F Holdings Report, (a) Wellington had sole voting power over 2,781,088 shares, shared voting power over 0 shares and no voting power over 1,762,003 shares; (b) Wellington Trust Company, NA had sole voting power over 0 shares, shared voting power over 916,009 shares and no voting power over 0 shares; and (c) Wellington Management International, Ltd had sole voting power over 0 shares, shared voting power over 82,200 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by Wellington with the SEC on February 14, 2011, reflecting ownership of shares as of December 31, 2010, Wellington had shared voting power over 4,455,716 shares and had shared dispositive power over (and beneficially owned) 6,422,976 shares.

(4)Reflects shares beneficially owned by Invesco Ltd. (“Invesco”) according to a Form 13F Holdings Report filed by Invesco with the SEC on September 26, 2011, reflecting ownership of shares as of June 30, 2011. Based on the Form 13F Holdings Report, (a) Invesco Advisers, Inc. (“IA”) had sole voting power over 4,528,507 shares, shared voting power over 0 shares and no voting power over 0 shares; (b) Invesco PowerShares Capital Management LLC (“IPCM”) had sole voting power over 286,356 shares, shared voting power over 0 shares and no voting power over 0 shares; (c) Van Kampen Asset Management had sole voting power over 15,421 shares, shared voting power over 0 shares and no voting power over 0 shares; and (d) Invesco National Trust Company and IA had sole voting power over 10,000 shares, shared voting power over 0 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by Invesco with the SEC on February 14, 2011, reflecting ownership of shares as of December 31, 2010, Invesco beneficially owned 4,291,704 shares, IA had sole voting power and sole dispositive power over 3,586,129 shares, and IPCM had sole voting power and sole dispositive power over 705,575 shares.

(5)Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”) according to a statement on Schedule 13G filed by BlackRock with the SEC on February 8, 2011, reflecting ownership of shares as of December 31, 2010. Based on the statement on Schedule 13G, BlackRock had sole voting power and had sole dispositive power over (and beneficially owned) 4,695,748 shares.

(6)Reflects shares beneficially owned by Eaton Vance Management (“Eaton Vance”) according to a statement on Schedule 13G filed by Eaton Vance with the SEC on January 18, 2011, reflecting ownership of shares as of December 31, 2010. Based on the statement on Schedule 13G, Eaton Vance had sole voting power and had sole dispositive power over (and beneficially owned) 3,929,157 shares.

(7)Reflects shares beneficially owned by Dreman Value Management, LLC (“Dreman”) according to a Form 13F Holdings Report filed by Dreman with the SEC on August 15, 2011, reflecting ownership of shares as of June 30, 2011. Based on the Form 13F Holdings Report, Dreman had sole voting power over 488,276 shares, shared voting power over 49,998 shares and no voting power over 2,863,708 shares. According to a statement on Schedule 13G filed by Dreman with the SEC on February 14, 2011, reflecting ownership of shares as of December 31, 2010, Dreman had sole voting power over 529,786 shares, had shared voting power over 51,474 shares and had shared dispositive power over (and beneficially owned) 3,466,685 shares.

Management. The following table sets forth information obtained from our directors and executive officers as to their beneficial ownership of the Company’s voting common stock as of October 14, 2011. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable and restricted share units that will vest within the next 60 days. Unless indicated otherwise, each shareholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares	Number of Exercisable Options(1)	Number of Restricted Stock Units(2)	Percent(3)
J. Clifford Hudson(4)	1,007,402	852,033	11,880	2.98
Stephen C. Vaughan(5)	90,087	336,224	6,912	(6)
W. Scott McLain(7)	168,694	540,682	11,137	1.15
Omar R. Janjua	0	71,970	0	(6)
Craig J. Miller	0	23,442	0	(6)
Douglas N. Benham	16,211	26,133	0	(6)
Michael J. Maples	10,399	101,272	4,287	(6)
J. Larry Nichols	8,021	67,065	2,909	(6)
Federico F. Peña	81,498	83,209	4,287	(6)
H. E. Rainbolt	137,648	103,459	4,287	(6)
Frank E. Richardson(8)	1,872,558	103,459	4,287	3.19
Robert M. Rosenberg	118,929	103,459	4,287	(6)
Jeffrey H. Schutz	6,251	14,547	0	(6)
Kathryn L. Taylor	15,551	34,804	5,800	(6)
Directors and executive officers as a group (19)(9)	3,586,325	2,857,198	64,520	10.03

(1) Reflects the number of shares that could be purchased by exercise of options exercisable at November 21, 2011 or within 60 days thereafter under the Company’s stock option plans.

(2) Reflects the number of restricted stock units that vest within 60 days of November 21, 2011.

(3) Pursuant to Rule 13d-3(d), the Company includes the shares of common stock underlying the Currently Exercisable Options and Currently Vested Restricted Share Units as outstanding for the purposes of computing the percentage ownership of the person or group holding those options or units, but not for the purposes of computing the percentage ownership of any other person.

(4)Includes (a) 572,491 shares of common stock held by Mr. Hudson directly or in trust for himself, (b) 343,056 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), (c) 9,855 shares of common stock held by Mr. Hudson’s son in trust (of which Mr. Hudson disclaims beneficial ownership) and (d) 82,000 shares of common stock held by a family limited liability company owned by Mr. Hudson, his wife and his two children. (Mr. Hudson owns 21% of the family limited liability company and disclaims beneficial ownership of the shares held by the family limited liability company except to the extent of his pecuniary interest therein.)

(5)Includes 491 shares held in the Company’s employee stock purchase plan.

(6)Represents less than 1% of the Company’s outstanding shares.

(7)Includes 2,578 shares held for Mr. McLain in the Company’s 401(k) plan.

(8)Includes 3,150 shares of common stock held by Mr. Richardson as trustee of his son’s trust, 1,500 shares of common stock held by Mr. Richardson’s son and 1,000 shares of common stock held by Mr. Richardson’s wife (all of which Mr. Richardson disclaims beneficial ownership), and 1,866,908 shares held in a collateral account. There is no outstanding extension of credit against this account.

(9)Includes 5,571 shares of common stock held for certain executive officers in the Company’s 401(k) plan and 2,958 shares held for certain executive officers in the Company’s employee stock purchase plan.

Changes in Control.    We do not know of any arrangements (including the pledge by any person of securities of the Company) that may result at a subsequent date in a change in control of the Company.

PROPOSAL NO. 2 - APPROVAL OF CASH INCENTIVE PLAN

General

The Board of Directors has, subject to approval by the Company's shareholders at the annual meeting, adopted the Sonic. Corp. Senior Executive Cash Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company to attract, retain, motivate and reward participants by providing them with the opportunity to earn short-term and long-term performance-based cash incentive compensation awards based upon the achievement of pre-established performance goals.

The payments under the Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m), a federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and the next three most highly compensated officers (other than the chief financial officer). However, amounts that constitute “performance-based compensation” under Section 162(m) of the Code are not counted toward the $1 million limit. The Compensation Committee of the Board of Directors, however, reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines, in its sole discretion, that it would be in the best interests of the Company and its shareholders to do so, even if the result is a loss of deductibility for certain compensation payments.

The following description of the Plan is qualified in its entirety by reference to the full text of such Plan, which is set forth in the attached Appendix A.

Shareholder approval of the Plan requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting. If our shareholders fail to approve the Plan, any compensation paid under the Plan would not meet the conditions for tax deductibility under Section 162(m).

The Board of Directors recommends a vote “For” the proposal to approve the Plan.

Summary of Material Terms

Administration.    The Plan is administered by a committee consisting of two or more members of the Board of Directors, each of whom is an “outside director” as defined under Section 162(m). Currently, the Compensation Committee serves as the Plan administrator. The Compensation Committee is authorized to construe and interpret the Plan. All decisions and determinations of the Compensation Committee are final and binding on all parties. No member of the Compensation Committee shall be liable for any action or determination made in good faith, and each member will be indemnified and reimbursed in accordance with the Company’s certificate of incorporation and bylaws.

Eligibility.    From time to time the Compensation Committee will designate the Company employees who are eligible to participate in the Plan. For fiscal year 2012, eight employees will be eligible to participate in the Plan, including each of the named executive officers. Our CEO and each of his direct reports are eligible to participate in the Plan.

Awards.    Each award entitles the participant to a cash payment upon achievement of specified performance targets during a specified period designated by the Compensation Committee. No later than the earlier of (1) 90 days after commencement of the applicable performance period and (2) the expiration of 25% of the performance period, the Compensation Committee will:

•	Designate each participant;
•	Establish the length of the performance period;
•	Select the applicable performance goals (from the list set forth in the Plan and described below);
•	Establish the performance targets related to such performance goals;
•	Determine the incentive amount that will be paid based on the achievement of the performance goals; and
•	Determine the dates on which payments will be made.

There must be substantial uncertainty whether a performance target will be attained at the time it is established by the Compensation Committee.

Following the completion of each performance period, the Compensation Committee will certify whether the performance targets have been achieved and the incentive amount earned. The Compensation Committee has the authority to reduce (but not increase) the cash amount paid based on factors it deems relevant.

Maximum Amount Payable.    The maximum aggregate incentive amount that may be earned under the Plan by a participant for all performance periods beginning in a given Company fiscal year is $5,000,000. As a point of reference, the highest target amount payable for awards granted in the 2011 fiscal year was $1,145,832, which includes both the annual short-term incentive award granted for fiscal 2011 and the long-term fiscal award granted for fiscal 2011 payable, if earned, after the performance period ending August 31, 2013.

Performance Goals.    Each award includes specific, objective performance goals. The performance goals may be expressed in terms of one or more of the following criteria as determined by the Compensation Committee:

EBITDA; adjusted EBITDA; EBITA; adjusted EBITA; operating income; free cash flow; net earnings; net income; net earnings from continuing operations; earnings per share; net earnings per share; return on investments; earned value added; revenue; net revenue; operating revenue; total shareholder return; share price; share price appreciation; sales growth; sales volume; economic profit; return on equity; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; net operating profit after tax; operating margin; profit margin; gross or net sales; cash flow(s) (including either operating or net cash flows); value of assets, net assets or capital (including invested capital); adjusted pre-

tax margin; margins, profits and expense levels; dividends; market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; debt reduction; productivity improvements; inventory turnover measurements; or customer satisfaction based on specified objective goals or a Company-sponsored customer survey.

The performance targets may be expressed in terms of either objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance targets may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time and in terms of Company performance or Company performance relative to selected peer companies or a market index. A performance target may be based on both the entire performance period and one or more specific sub-periods within the performance period.

To the extent applicable, the measures in performance targets set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q. The Compensation Committee, however, has the authority to permit deviations from the GAAP measures at the time the applicable performance targets are established.

The Committee shall adjust or modify the calculation of the degree to which the performance targets applicable to an award were attained to (1) reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event occurring during the relevant performance period; (2) exclude the effect of any “extraordinary items” under GAAP, including without limitation, any changes in accounting standards; or (3) reflect all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items events or circumstances affecting the Company or the financial statements of the Company. The Compensation Committee has the discretion at the time it establishes performance targets to determine that one or more of the above adjustments shall not apply to an award.

Termination of Employment.    Unless otherwise specified by the Committee, upon a termination of employment for any reason during the performance period, a participant’s award will be cancelled.

Change of Control.    In the event that there is a “change of control” of the Company and within one year following the change of control a participant’s employment is terminated, the participant will receive, promptly after the date of termination, payment under any outstanding awards calculated as if 100% of the performance targets were attained.

For purposes of the Plan, a change of control will generally occur if:

•	A majority of the Company’s directors are replaced without the approval of at least a majority of the directors (as of January 6, 2011).

•	Any “person” becomes the beneficial owner (as defined in the Securities Exchange Act) of securities of the Company representing 20% or more of the Company’s voting securities.

•

There is (1) a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders or (2) a sale or other disposition of all or substantially all of the Company’s assets to a nonaffiliated entity, unless immediately following such transaction or sale (x) the Company’s voting securities prior to the transaction continue to represent 50% of the voting securities of the surviving company, (y) no person (other than the Company or a Company employee benefit plan) is the direct or indirect beneficial owner of 20% or more of the total voting power of the outstanding voting securities of the surviving entity and (z) at least a majority of members of the board of directors of the surviving entity following the transaction were directors as of January 6, 2011 (or were approved by such directors).

Termination and Amendment. The Compensation Committee may amend or terminate the Plan at any time subject to the attainment of shareholder approval if required by applicable laws or regulations. No amendment or termination may adversely affect (in any material way) any award previously made under the Plan without the written consent of the affected participant. In the event that changes are made to Section 162(m) to permit greater flexibility with respect to any awards under the Plan, the Compensation Committee may make adjustments it deems appropriate.

New Plan Benefits

On January 6, 2011, the Compensation Committee granted long-term awards under the Plan to seven employees and on October 12, 2011, the Compensation Committee granted long-term and short-term awards under the Plan to eight employees. The term and conditions of the awards are described in detail in the Compensation Discussion and Analysis above under the headings “Annual Cash Incentive” and “Long-Term Cash and Equity Incentive.” If shareholder approval of the Plan is not obtained at the Annual Meeting, all previously granted awards will be cancelled and the participants shall have no further rights with respect to such awards. In this event, the Compensation Committee and the Board of Directors will need to consider other means to compensate the affected employees for fiscal years 2011 and 2012, including, without limitation, the payment of cash compensation that will not meet the conditions for tax deductibility under Section 162(m).

The following table sets forth the awards granted in fiscal years 2011 and 2012 under the Plan, subject to the shareholders’ approval of the Plan.

New Plan Benefits

Name and Position	Fiscal Year 2011 Long- Term Target(1)	Fiscal Year 2012 Short- Term Target(2)	Fiscal Year 2012 Long- Term Target(3)	Total Plan Target for Grants in Fiscal Years 2011 and 2012(4)
J. Clifford Hudson, Chairman of the Board and Chief Executive Officer	$520,833	$625,000	$515,625	$1,661,458
Stephen C. Vaughan, Chief Financial Officer and Executive Vice President	$142,187	$243,750	$138,125	$524,062
W. Scott McLain, President	$172,813	$296,250	$167,875	$636,938
Omar R. Janjua, President of Sonic Restaurants, Inc. and Executive Vice President of Operations of Sonic Industries Services Inc.	$142,187	$243,750	$138,125	$524,062
Craig J. Miller, Senior Vice President and Chief Information Officer of Sonic Industries Services Inc.	$93,750	$125,000	$93,750	$312,500
Executive Group (7 persons for 2011; 8 persons for 2012)	$1,255,520	$1,956,750	$1,278,875	$4,491,145

(1)If earned, the long-term award granted in fiscal 2011 will be paid following the expiration of the performance period on August 31, 2013.

(2)If earned, the short-term award granted in fiscal 2012 will be paid following the expiration of the performance period on August 31, 2012.

(3)If earned, the long-term award granted in fiscal 2012 will be paid following the expiration of the performance period on August 31, 2014.

(4)The short-term awards granted in fiscal 2011 are set forth under the Grants of Plan-Based Awards Table on page 20. Grants of short-term awards were made under the Plan in fiscal 2012 and will be made under the Plan in future fiscal years.

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking its shareholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2011. Ernst & Young LLP has audited Sonic’s consolidated financial statements annually since Sonic’s 1984 fiscal year.

Representatives of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to so do. They will also be available to respond to appropriate questions presented at the annual meeting.

In the event the appointment of Ernst & Young LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the annual meeting, the Audit Committee will reconsider this appointment.

The Board of Directors recommends a vote “For” the ratification of the appointment of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended August 31, 2011 and 2010:

	2011	2010

Audit Fees(1)	$731,425	$628,950
Audit-Related Fees(2)	23,000	23,000
Tax Fees(3)	435,083	347,694

Total	$1,189,508	$999,644

(1)Audit fees relate to professional services rendered for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected wholly owned subsidiaries of the Company. The audit fees for fiscal 2011 also include comfort letter procedures and other services related to the Company’s refinancing transaction.

(2)Audit-related fees relate to professional services rendered for the annual audit of the Company’s benefit plan.

(3)Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal year 2010 and 2009 were pre-approved by the Audit Committee, and there were no instances of waiver of approval requirements during those periods.

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of five directors and operates under a written charter, a copy of which is available on the Company’s website (www.sonicdrivein.com). Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held seven meetings in fiscal 2011. The meetings facilitated communication with senior management and employees, the internal auditors and Ernst & Young LLP, the Company’s independent registered public accounting firm (Ernst & Young). The Committee held discussions with the internal auditors and Ernst & Young, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of Ernst & Young and, in addition, reviewed and pre-approved all services provided by Ernst & Young during fiscal 2011.

As stated in the Audit Committee’s charter, the Audit Committee’s role is one of oversight relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2011 fiscal year (including the disclosures contained in the Company’s 2011 Annual Report on Form 10-K and its 2011 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and Ernst & Young. The Audit Committee also reviewed and discussed with management, the internal auditors and Ernst & Young the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and Ernst & Young’s attestation report on internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst and Young its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011.

Respectfully submitted,

The Audit Committee

/s/ H. E. Rainbolt, Chairman

/s/ Douglas N. Benham

/s/ J. Larry Nichols

/s/ Frank E. Richardson

/s/ Kathryn L. Taylor

PROPOSAL NO. 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking shareholders to approve, on an advisory, non-binding basis, the fiscal year 2011 compensation awarded to the Company’s named executive officers, as disclosed in this proxy statement.

Our goal is to provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in the highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides a competitive compensation package to our executives and utilizes components that best align the interests of our executives with those of our shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation awarded to our named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program.

The Board of Directors recommends a vote “For” approval of this proposal.

PROPOSAL NO. 5 - ADVISORY VOTE ON THE FREQUENCY

OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As also required by the Dodd-Frank Act, we are asking shareholders to vote, on an advisory, non-binding basis, on how frequently we should present to shareholders the advisory vote on executive compensation. The Company is required to submit to a shareholder vote at least once every six years whether advisory votes on executive compensation should be presented every one, two or three years.

After careful consideration of the frequency alternatives, the Board believes that a one year frequency for conducting an advisory vote on executive compensation is appropriate for the Company and its shareholders at this time.

Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes on executive compensation.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “For” the option of one year on the frequency for conducting the advisory vote on executive compensation.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2011 ANNUAL REPORT AND FORM 10-K

The Company’s Annual Report on Form 10-K for the year ended August 31, 2011, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2011 Annual Report. A copy of the 2011 Form 10-K will be furnished to each shareholder without charge upon request in writing to: Carolyn C. Cummins, Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2011 Form 10-K is also available at the Company’s website at http://ir.sonicdrivein.com/financials.cfm.

Only one proxy statement and annual report may be delivered to multiple shareholders sharing an address, unless the Company receives contrary instructions from one or more of the shareholders. Any shareholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like a separate copy of this proxy statement and annual report or future proxy statements and annual reports may make a written or oral request to Carolyn C. Cummins, Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104 or by telephone at (405) 225-5000. Similarly, requests may be made for delivery of a single copy of a proxy statement and annual report to be delivered to an address where multiple shareholders are currently receiving multiple copies of proxy statements and annual reports.

Appendix A

SONIC CORP.

SENIOR EXECUTIVE CASH INCENTIVE PLAN

1. PURPOSE OF PLAN: The purpose of the Plan is to enable the Company to attract, retain, motivate and reward Participants by providing them with the opportunity to earn incentive compensation under the Plan related to the Company’s performance. Incentive compensation granted under the Plan is intended to be qualified as performance-based compensation within the meaning of Section 162(m).

2. DEFINITIONS: As used herein, the following definitions shall apply:

(a) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Award” means incentive compensation earned under the Plan pursuant to Section 4.

(d) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Subsidiary, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(f) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at January 6, 2011, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the January 6, 2011 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an Affiliate (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the

Reorganization or Sale, (B) no person (other than (x) the Company, or (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation is the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that under no circumstances shall a split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of the Corporation are distributed to shareholders of the Company or its successors constitute a Change of Control.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and the payment or settlement of which is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in the definition of “Change of Control” will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Company as defined under Section 409A of the Code.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules, regulations and guidance promulgated thereunder for time to time.

(h) “Committee” shall mean a committee consisting of two or more members of the Board, each of whom shall be an “outside director” as defined under Section 162(m) of the Code, as appointed by the Board to administer the Plan.

(i) “Company” shall mean Sonic Corp., a Delaware corporation, or any successor thereof, and its consolidated Subsidiaries and affiliates.

(j) “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, to the extent an Award is subject to Section 409A of the Code, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code.

(k) “EBITA” means the Company’s earnings before interest, taxes and amortization.

(l) “EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization.

(m) “GAAP” means the United States Generally Accepted Accounting Principles, as in effect from time to time.

(n) “Participant” means each employee of the Company whom the Committee designates as a participant under the Plan.

(o) “Performance Goals” means the performance goals set forth in Section 4(e) of the Plan.

(p) “Performance Period” means a fiscal year of the Company or such other period as may be designated by the Committee with respect to an Award.

(q) “Performance Targets” means the performance targets related to the Performance Goals, which are established by the Committee for a Performance Period.

(r) “Plan” shall mean this Sonic Corp. Senior Executive Cash Incentive Plan.

(s) “Shareholder” shall mean any individual or company who holds at least one share of stock in the Company.

(t) “Subsidiary” shall mean a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body.

3. ADMINISTRATION:

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

(i) to designate Participants;

(ii) to determine the terms and conditions of Awards granted to Participants;

(iii) to establish the Performance Targets during a Performance Period and to determine whether such Performance Targets have been achieved;

(iv) to determine the cash amount payable with respect to an Award;

(v) subject to the provisions of the Plan and applicable laws, rules and regulations, to delegate to one or more officers of the Company some or all of its authority under the Plan;

(vi) to determine the commencement and duration of Performance Periods;

(vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

(viii) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(ix) to make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective agreements, as to the Participants receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(d) Actions of the Committee. Actions of the Committee shall be taken by the vote of a majority of its members. To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(e) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan, unless otherwise determined by the Board of the Company, shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(f) Liability of Committee. Subject to applicable law, no member of the Committee (nor any administrator) shall be liable to any Participant or any other person for any action or determination made in good faith, and the Committee (and any administrator) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and the Committee (and any administrator) shall not be liable for any action taken or not taken in reliance upon any such advice.

4. AWARDS:

(a) Performance Targets. The Committee may, from time to time, make a determination that a Participant shall be afforded the opportunity to earn incentive compensation under this Plan during a Performance Period. If the Committee decides to offer such opportunity to one or more Participants, then no later than the earlier of: (A) ninety (90) days after commencement of the Performance Period to which the Performance Goal relates; or (B) the expiration of the first twenty-five percent (25%) of such Performance Period (or such earlier or later date as may be required by Section 162(m)), the Committee shall:

(i) designate each Participant for the Performance Period;

(ii) select the Performance Goal or Goals to be applicable to the Performance Period for each Participant;

(iii) establish specific Performance Targets related to each Performance Goal and the incentive amount which may be earned for the Performance Period by each Participant with sufficient specificity to satisfy the requirements of Section 162(m) of the Code; and

(iv) specify the relationship between Performance Targets and the amount of incentive compensation to be earned by each Participant for the Performance Period.

The Committee has the discretion to structure Awards in any manner it deems advisable, including, without limitation, (A) specifying that the incentive amount for a Performance Period will be earned if the applicable Performance Target is achieved for one Performance Goal or for any one of a number of Performance Goals, (B) providing that the incentive amount for a Performance Period will be earned only if a Performance Target is achieved for more than one Performance Goal, or (C) providing that the incentive amount to be earned for a given Performance Period will vary based upon different levels of achievement of the applicable Performance Targets. Notwithstanding the forgoing, however, there must be substantial uncertainty whether a Performance Goal will be attained at the time it is established by the Committee.

(b) Determination of Award. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Targets have been achieved for such Performance Period and the incentive amounts, if any, earned by Participants for such Performance Period. In determining the incentive amount earned by a Participant for a given Performance Period, the Committee shall have the right to reduce (but not to increase) the incentive amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(c) Payment of Awards. Awards shall be paid in cash on a date determined by the Committee in its sole discretion and set forth in the award agreement.

(d) Maximum Amount. Anything in this Plan to the contrary notwithstanding, the maximum aggregate incentive amount that may be earned under the Plan by a Participant for all Performance Periods beginning in any given fiscal year of the Company shall be $5,000,000.

(e) Performance Goals.

(i) The Performance Goals from which the Committee shall establish Performance Targets shall relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following performance criteria as the Committee deems appropriate: EBITDA; adjusted EBITDA; EBITA; adjusted EBITA; operating income; free cash flow; net earnings; net income; net earnings from continuing operations; earnings per share; net earnings per share; return on investments; earned value added; revenue; net revenue; operating revenue; total shareholder return; share price; share price appreciation; sales growth; sales volume; economic profit; return on equity; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; net operating profit after tax; operating margin; profit margin; gross or net sales; cash flow(s) (including either operating or net cash flows); value of assets, net assets or capital (including invested capital); adjusted pre-tax margin; margins, profits and expense levels; dividends; market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; debt reduction; productivity improvements; inventory turnover measurements; or customer satisfaction based on specified objective goals or a Company-sponsored customer survey.

(ii) The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of a Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. A Performance Target may include both Performance Goals that relate to the entire Performance Period as well as goals that relate solely to one ore more specific sub-periods within the Performance Period.

(iii) To the extent applicable, the measures used in Performance Targets set under the Plan shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q.

(iv) Notwithstanding the above, the Committee shall adjust or modify the calculation of the degree to which the Performance Targets applicable to such Award were attained, in order to (A) reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event occurring during the relevant Performance Period; (B) to exclude the effect of any “extraordinary items” under GAAP, including, without limitation, any changes in accounting standards; or (C) all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company. The Committee may, however, provide at the time the Performance Targets are established that one or more of the foregoing adjustments will not be made as to one or more designated Awards. Adjustments or modifications authorized by this Section 4(e)(iv) shall be made as determined by the Committee to the extent necessary to prevent reduction or enlargement of the Participants’ rights with respect to the Awards.

(v) To the extent any objective Performance Targets are expressed using any earnings or sales-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee and established at the time the applicable Performance Targets are established.

5. WRITTEN AGREEMENT: Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Company and the Participant and every Participant shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee not inconsistent with the Plan.

6. TRANSFER OF AWARDS: Unless otherwise determined by the Committee, an Award or rights therein granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual payment is made to the Participant under the Award.

7. TERMINATION OF EMPLOYMENT: Upon grant, the Committee may specify the treatment of an Award upon a Participant’s termination of employment with the Company and its Subsidiaries. Absent any such provision, a Participant’s Award shall be cancelled upon a termination of employment with the Company and its Subsidiaries prior to the expiration of the Performance Period for any reason and the Participant shall have not right with respect thereto.

8. CHANGE OF CONTROL: In the event that during a Performance Period (i) a Participant’s employment with the Company and its Subsidiaries is actually or constructively terminated during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then the Participant shall receive, promptly after the date of such termination of employment, an Award for the Affected Performance Period as if the Performance Goals for the Affected Performance Period had been achieved at 100%.

9. EFFECTIVENESS OF PLAN: The Plan was adopted by the Board on January 6, 2011 subject to Shareholder approval. Prior to Shareholder approval, the Committee may grant Awards conditioned on Shareholder approval. If Shareholder approval is not obtained at or before the Company’s 2012 annual meeting of Shareholders, the Plan and any Awards made hereunder shall terminate ab initio and be of no further force and effect. Re-approval of the Plan by the Shareholders shall be sought on or before the first meeting of the

Shareholders that occurs in the fifth year following the year in which the Shareholders initially approve or subsequently re-approve the Plan, if the Committee determines that such Shareholder re-approval of the Plan is necessary to permit Awards made after such date to qualify as qualified performance-based compensation under Section 162(m)(4)(C) of the Code.

10. TERMINATION, DURATION AND AMENDMENTS OF PLAN:

(a) Subject to Section 10(b), the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of Shareholders entitled to vote thereon.

(b) No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant.

(c) The provisions of the Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of Section 162(m) of the Code. In the event that changes are made to Section 162(m) to permit greater flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 10, make any adjustments it deems appropriate.

11. MISCELLANEOUS:

(a) Withholding Payments. The Company or a Subsidiary, as appropriate, may require any Participant entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with a Award) any applicable income or employment taxes or other amounts required to be withheld with respect to such payments.

(b) Section 409A.

(i) The intent of the parties is that payments and distributions under the Plan comply with, or are exempt from, Section 409A of the Code. This Plan and any award agreement shall be interpreted and administered to give effect to such intention and to avoid the imposition on any Participant of any additional taxes, accelerated taxes, interest or penalty under Section 409A of the Code.

(ii) If any provision of the Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Company may modify the terms of the Plan or any award agreement, or may take any other such action, without the Participant’s consent, in the manner that the Company may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest, or penalties or otherwise comply with Sections 409A of the Code. This Section 11(b)(i) does not create an obligation on the part of the Company to modify the Plan or an award agreement and does not guarantee that the Award will not be subject to additional taxes, accelerated taxation, interest or penalties under Sections 409A of the Code. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(iii) Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A of the Code) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A of the Code), then any portion of any of the Participant’s Awards that constitutes deferred compensation within the meaning of Section 409A of the Code and is payable or distributable upon the Participant’s separation from service shall not be made or provided prior to the earlier of (i) the six-month anniversary of the date of the Participant’s separation from service or (ii) the date of the Participant’s death (the “Delay Period”). All payments and distributions delayed pursuant to this Section 11(b)(iii) shall be paid or distributed to the Participant within 30 days following the end of the Delay Period subject to applicable withholding, and any remaining payments and distributions due after the end of the Delay Period shall be paid or distributed in accordance with the payment or distribution schedule specified for them.

(c) No Rights to Awards or Employment. This Plan is not a contract between the Company and any individual. No individual shall have any claim or right to receive awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause, including, without limitation, any individual who is then a Participant in the Plan.

(d) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans, programs and arrangements, including, without limitation, any equity plan or bonus plan, program or arrangement.

(e) No Limitation on Corporate Actions. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Unfunded Status of Awards. This Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payment in cash with respect to Awards hereunder.

(g) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan. In addition, if any provision of this Plan would cause Awards not to constitute “qualified performance-based compensation” under Section 162(m), that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(h) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Recoupment. Any payments made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

(k) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Oklahoma without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 19, 2012.

Vote by Internet

• Log on to the Internet and go to

www.envisionreports.com/SONC

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message.

this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4 and every 1 YEAR for Proposal 5.

1. Election of Directors (4 nominees) For Withhold

01—Kate S. Lavelle

04—Frank E. Richardson

2. Approval of the Sonic Corp. Executive Cash Incentive Plan.

3. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

4. Advisory vote on executive compensation.

B Non-Voting Items

Change of Address — Please print new address below.

For Withhold For Withhold

02—Michael J. Maples 03—J. Larry Nichols

For Against Abstain 1 Year 2 Years 3 Years Abstain

5. Advisory vote on the frequency of future advisory

votes on executive compensation.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears below, date and return this proxy card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this proxy card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SONIC CORP.

For the Annual Meeting of Shareholders

THE BOARD OF DIRECTORS OF SONIC CORP. IS SOLICITING THIS PROXY

The undersigned hereby appoints W. Scott McLain and Carolyn C. Cummins, and each of them, the undersigned’s proxy, with full power of substitution, to attend the annual meeting of the shareholders of Sonic Corp. (the “Company”) on Thursday, January 19, 2012, at 1:30 p.m., on the fourth floor of the Sonic Headquarters Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma, and at any adjournment of that meeting, and to vote the undersigned’s shares of common stock as designated on the reverse side. The proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof.

The persons named above will vote the shares of common stock represented by this proxy card in accordance with the specifications made in Item A. If the undersigned makes no specification, the persons named above will vote the shares as the Board of Directors recommends.